UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ]   Soliciting Material under § 240.14a -12

TEREX CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TEREX CORPORATION
200 Nyala Farm Road, Westport, Connecticut 06880

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

The Annual Meeting of Stockholders of Terex Corporation (“Terex” or the “Company”) will be held at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, on Thursday, May 17, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine (9) directors to hold office for one year or until their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007.

3.	To amend the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, the Company is authorized to issue to 600,000,000 shares.

4.	To approve an amendment and restatement of the Terex Corporation Employee Stock Purchase Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 23, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone, via the Internet or by completing, dating and signing the accompanying proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting in person at the Annual Meeting, by proxy, by telephone or via the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.

By order of the Board of Directors,

Eric I Cohen
Secretary

April 3, 2007
Westport, Connecticut

TEREX CORPORATION
200 Nyala Farm Road
Westport, Connecticut 06880

Proxy Statement for the
Annual Meeting of Stockholders
to be held on May 17, 2007

          This Proxy Statement is furnished to stockholders of Terex Corporation (“Terex” or the “Company”) in connection with the solicitation of proxies by and on behalf of the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 17, 2007, at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, and at any adjournments or postponements thereof (collectively, the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

          The Notice and proxy card (the “Proxy”) accompany this Proxy Statement. This Proxy Statement and the accompanying Notice, Proxy and related materials are being mailed on or about April 9, 2007 to each stockholder entitled to vote at the Meeting. As of March 23, 2007, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 102,819,914 shares of common stock, $.01 par value per share (the “Common Stock”).

          Proxies that are properly executed, returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such Proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote according to their best judgment.

          Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the approval of any matters voted upon at the Meeting, other than the election of directors and the amendment to the Company’s Employee Stock Purchase Plan. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to amend the Company’s Employee Stock Purchase Plan, provided that the total votes cast on this proposal represent over 50% of the total number of shares entitled to vote on this proposal.

          A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will not be considered in determining whether nominees have received the vote of a plurality. With respect to the other matters to be voted upon at the Meeting, abstentions will have the effect of a negative vote and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote, except with respect to the proposal to amend the Company’s Employee Stock Purchase Plan, where broker non-votes may result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote on the proposal.

          Proxy solicitations by the Board of Directors of the Company will be made primarily by mail, but solicitations may also be made by telephone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s stock, and (c) supplementary solicitations to submit Proxies, if any, will be borne by the Company.

          Any stockholder giving a Proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior Proxy). Any stockholder also has the right to revoke the Proxy at any time by executing a later-dated Proxy, by telephone, via the Internet or by written revocation received by the Secretary of the Company prior to the time the Proxy is voted. All properly executed and unrevoked Proxies delivered pursuant to this solicitation, if received at or prior to the Meeting, will be voted at the Meeting.

          In order that your shares of Common Stock may be represented at the Meeting, you are requested to select one of the following methods:

Voting by Mail

  indicate your instructions on the Proxy;

  date and sign the Proxy;

  mail the Proxy promptly in the enclosed envelope; and

  allow sufficient time for the Proxy to be received by the Company prior to the Meeting.

Voting by Telephone

  use the toll-free number provided in the Proxy; and

  follow the specific instructions provided.

Voting via the Internet

  log onto the Company's voting website (www.proxyvote.com) provided in the Proxy; and

  follow the specific instructions provided.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1: ELECTION OF DIRECTORS

          At the Meeting, nine directors of the Company are to be elected to hold office until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy. Unless marked to the contrary, the Proxies received by the Company will be voted FOR the election of the nine nominees listed below, all of whom are presently members of the Board.

          Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

          In the event of an uncontested election, as is the case this year, any nominee for Director who receives less than a majority of the votes cast in person or by proxy at the meeting shall offer to resign from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through the Governance and Nominating Committee, to consider the resignation offer.

          The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of April 1, 2007, such nominee’s name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see “Security Ownership of Management and Certain Beneficial Owners.”

          The Governance and Nominating Committee of the Board has nominated each of the following individuals based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. It is the policy of the Governance and Nominating Committee not to nominate individuals for director who would be 70 years of age or older at the time of election, unless such nominee is approved by 100% of all current directors. The nominations of Dr. Donald P. Jacobs and William H. Fike have been so approved by the entire Board. The Board determined that Dr. Jacobs’ experience at the J. L. Kellogg Graduate School of Management and his extensive body of financial knowledge provide an invaluable asset to the Company. The Board determined that Mr. Fike’s extensive experience in the manufacturing industry and length of service with the Company, including prior service as a Lead Director of the Company, also provides an invaluable asset to the Company.

The Board of Directors recommends that the stockholders vote FOR the following nominees for director.

			First Year
		Positions and	As
Name	Age	Offices with Company	Company
			Director
Ronald M. DeFeo	55	Chairman of the Board, Chief Executive	1993
		Officer and Director

G. Chris Andersen	68	Lead Director	1992

Paula H. J. Cholmondeley	59	Director	2004

Don DeFosset	58	Director	1999

William H. Fike	70	Director	1995

Dr. Donald P. Jacobs	79	Director	1998

David A. Sachs	47	Director	1992

Oren G. Shaffer	64	Director	2007

Helge H. Wehmeier	64	Director	2002

          Ronald M. DeFeo was appointed President and Chief Operating Officer of the Company on October 4, 1993, Chief Executive Officer of the Company on March 24, 1995 and Chairman of the Board on March 4, 1998. Mr. DeFeo relinquished the titles of President and Chief Operating Officer of the Company on January 3, 2007. Pursuant to an Employment and Compensation Agreement between Mr. DeFeo and the Company, dated as of July 1, 2005 (the “DeFeo Agreement”), Mr. DeFeo is to remain Chief Executive Officer of the Company through December 31, 2012 and the Company will use its best efforts, consistent with generally accepted best corporate governance standards, to have Mr. DeFeo elected Chairman of the Board during this time. Mr. DeFeo joined the Company in May 1992 as President of the Company’s then Heavy Equipment Group. A year later, he also assumed the responsibility of serving as the President of the Company’s former Clark Material Handling Company subsidiary. Prior to joining the Company on May 1, 1992, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division, and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo serves as a director of Kennametal Inc. (a supplier of the Company).

          G. Chris Andersen was a Vice Chairman of PaineWebber Incorporated from March 1990 through 1995. Mr. Andersen has been a merchant banker since 1996 and is currently a partner of G.C. Andersen Partners, LLC, a private merchant banking and advisory firm, and also serves as the non-executive Chairman of the Board of Directors of Millennium Cell Inc.

          Paula H. J. Cholmondeley is currently a private consultant on strategic planning. Ms. Cholmondeley served as Vice President and General Manager of Sappi Fine Paper, North America from 2000 through 2004, where she was responsible for their Specialty Products division. Ms. Cholmondeley held senior positions with various other companies from 1980 through 1998, including Owens Corning, The Faxon Company, Blue Cross of Greater Philadelphia, and Westinghouse Elevator Company, and also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan administration. Ms. Cholmondeley, a certified public accountant, is an alumnus of Howard University and received a Masters Degree in Accounting from the University of Pennsylvania, Wharton School of Finance. Ms. Cholmondeley is also a director of Dentsply International Inc., Ultralife Batteries, Inc., Albany International Corp. and Minerals Technologies Inc., and is an independent trustee of Gartmore Capital.

          Don DeFosset retired in November 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President and CEO, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc., a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset serves as a director of Regions Financial Corporation and James Hardie Industries NV.

          William H. Fike has been President of Fike & Associates, a consulting firm, since January 2000. Mr. Fike retired as the Vice Chairman and Executive Vice President of Magna International Inc., an automotive parts manufacturer based in Ontario, Canada, in February 1999. Prior to joining Magna International in August 1994, Mr. Fike was employed by Ford Motor Company from 1965 to 1994, where he served most recently as a Corporate Vice President and as President of Ford Europe. Mr. Fike currently serves as a director of Magna International.

          Dr. Donald P. Jacobs is Dean Emeritus and the Gaylord Freeman Distinguished Professor of

Banking of the J.L. Kellogg Graduate School of Management at Northwestern University, positions he has held since 2001. Prior to that, Dr. Jacobs was Dean of the Kellogg School from 1975 through 2001. Dr. Jacobs also serves as a director of ProLogis Trust and CDW Corporation.

          David A. Sachs is a Managing Director, Head of the Capital Markets Group and Co-Portfolio Manager of Ares Management LLC, an investment management firm of which he was a founder in 1997. Mr. Sachs has been an investment banker and investment manager since 1981.

          Oren G. Shaffer has been the Vice Chairman and Chief Financial Officer of Qwest Communications International Inc. since July 2002. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. From 1994 to 1999, he was Chief Financial Officer of Ameritech Corporation, a telecommunications provider that was acquired by SBC Communications Inc. in 1999. He has also served as President of Virgo Cap Inc., an investment firm, and from 1968 to 1992 he held various positions at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the boards of directors of Belgacom SA, the Daiwa family of mutual funds and Intermec, Inc.

          Helge H. Wehmeier retired in December 2004 as Vice-Chairman of Bayer Corporation, a post he held since July 1, 2002. Prior to that, Mr. Wehmeier served as President and Chief Executive Officer of Bayer Corporation from 1991 through June 2002. Mr. Wehmeier spent more than 35 years with Bayer AG, a diversified, international chemicals and health care group, in various positions of increasing responsibility, including senior management positions in both Europe and the United States. Mr. Wehmeier is an alumnus of the International Management Development Institute, Lausanne, Switzerland and Institut European d’Administration des Affaires, Fontainebleau, France. Mr. Wehmeier is also a director of PNC Financial Services Group, Inc., a diversified banking and financial services company, and Owens Illinois, Inc., a manufacturer of glass containers.

          J. C. Watts, Jr. is a current director of the Company who is not standing for election as a nominee for director at the Meeting.

Board Meetings and Corporate Governance

          The Board met six times in 2006 at regularly scheduled and special meetings, including telephonic meetings. All of the directors in office during 2006 attended at least 75% of the meetings of the Board and all committees of the Board on which they served during 2006. It is the Company’s policy, as stated in the Company’s Governance Guidelines (the “Guidelines”), that each director is expected to attend the annual meeting of stockholders. All of the directors then in office attended the Company’s previous annual stockholder meeting held on May 31, 2006.

          It is the Company’s policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the Securities and Exchange Commission (“SEC”). The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Guidelines specifically define what is deemed to be a material relationship between the Company and an independent director. The following are the relationships that the Board considers in making its independence determination:

(i)	whether the director or any of his or her immediate family members is or was within the past three years an officer of the Company;

(ii)	whether the director is or was within the past three years an employee of the Company;

(iii)	whether the director or any of his or her immediate family members is or was during the past three years affiliated with, or employed by, any past or present auditor of the Company (or an affiliate);

(iv)

whether the director or any of his or her immediate family members is or was within the past three years part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of a company that concurrently employs or employed the director or any of his or her immediate family members;

(v)

whether the director is an executive officer, a partner, member, of counsel or beneficial owner of more than ten percent (10%) of the equity interest of a customer of, or a supplier of goods or services (including without limitation any investment banking firm or law firm) to, the Company where the amount involved in any of the last three fiscal years exceeded the greater of (x) $1 million or (y) two percent (2%) of the customer’s or supplier’s consolidated gross revenues for its most recently completed fiscal year;

(vi)

whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company to which the Company was indebted at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of five percent (5%) of the Company’s total consolidated assets at the end of such fiscal year;

(vii)	whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company which was indebted to the Company;

(viii)

whether the director or any of his or her immediate family members was indebted to the Company, other than in the ordinary course of business of the Company and such other company or the director or the member of his or her immediate family, as applicable, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of $100,000 at the end of such fiscal year;

(ix)

whether the director is affiliated with a tax exempt entity that within the preceding three years received the greater of (x) $1 million or (y) two percent (2%) of its consolidated gross revenues from the Company (based on the tax exempt entity’s most recently completed fiscal year);

(x)

whether the director or any of his or her immediate family members is during the current fiscal year or was during the most recently completed fiscal year a party to a transaction or series of similar transactions with the Company or its subsidiaries (excluding director fees, stock options and other director compensation) other than on arms-length terms where the amount involved is not material to either party;

(xi)

whether the director or any of his or her immediate family members received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years; and

(xii)

whether the director has any other relationships with the Company or the members of management of the Company that the Board has determined to be material and which are not described in (i) through (xi) above.

          After consideration of all applicable matters, the Board determined, based on the above criteria, that none of the directors has a material relationship with the Company other than as a director or as a stockholder except for Mr. DeFeo, who is not an independent director. The Board considered the fact that

Mr. Sachs is a managing director of an investment management firm that holds a small portion of the Company’s term loan debt. The Board also considered the fact that Mr. Shaffer is an executive officer of a company that purchased an immaterial amount of equipment from the Company in 2006. As the amount of these transactions were well below the thresholds described in sections (v) and (vi) above, the Board concluded that Mr. Sachs and Mr. Shaffer are both independent directors. Accordingly, the Board has determined that all of the nominees for director are independent directors except for Mr. DeFeo, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company.

          Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See “Director Compensation” for a detailed description of director compensation, including the Company’s Common Stock ownership objective for outside directors.

          Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board meetings at the discretion of the Board. It is the policy of the Board of Directors that non-management directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

          Since 2003, the Board has determined that, because the offices of Chairman and Chief Executive Officer have been combined in Mr. DeFeo, it has been desirable for the Company to have an independent director serve as Lead Director of the Board. The Lead Director, in conjunction with the Chairman and the Chief Executive Officer, provides leadership and guidance to the Board. In addition, the Lead Director presides at all executive sessions of the non-management directors. Mr. Andersen was appointed Lead Director in 2006. The directors intend to nominate Mr. Andersen as the Lead Director for an additional one-year term beginning in May 2007. Thereafter, the directors will review annually the desirability of having a Lead Director and, if the directors determine it best to continue to have a Lead Director, shall elect a Lead Director for the succeeding one-year period. No director may serve as Lead Director for more than three consecutive years.

          The Board and the Governance and Nominating Committee annually review the Company’s corporate governance policies and practices and the Guidelines. The Board believes that the Guidelines effectively assist the Board in the exercise of its duties and responsibilities and serve the best interests of the Company. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing stockholder value over the long term. The Board and the Governance and Nominating Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” –“Corporate Governance.” In addition, a copy of the Guidelines is available in print, without charge, to any stockholder who requests these materials from the Company.

          If you wish to communicate with the Board or directly with the Lead Director, you may correspond by filing a report through Ethicspoint, 24 hours a day, 7 days a week, via the Internet at www.ethicspoint.com or by calling toll free, (877) 584-8488 or 1-800-ETHICSP. Reports should be submitted under the categories “Director Communications” or “Lead Director Communications,” as appropriate. Ethicspoint is an independent third-party provider retained by the Company to offer a comprehensive, confidential and, upon request, anonymous reporting system for receiving complaints, grievances and communications. All communications received by Ethicspoint will be relayed to the Lead Director, who will forward these on to the other members of the Board as appropriate.

          The Board has an Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee Meetings and Responsibilities

          The Audit Committee of the Board of Directors consists of Messrs. DeFosset (chairperson), Jacobs, Sachs, Shaffer (appointed to the Audit Committee on March 7, 2007) and Wehmeier and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE and under the Exchange Act. The Audit Committee met 12 times during 2006.

          Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate and that each of its members has accounting or financial management expertise: Mr. DeFosset through his business experience as a corporate executive, his involvement in preparing financial statements at various public companies and particularly his experience as a Chief Executive Officer of a public company; Dr. Jacobs through his years of experience teaching business, finance, management and accounting at the graduate level, as well as serving as a chairman of the public review board of a national accounting firm and as Chairman of the Board of Amtrak; Mr. Sachs through his extensive experience as an investment banker and investment manager; Mr. Shaffer through his extensive experience and involvement in preparing financial statements as the Chief Financial Officer of a large public company; Mr. Wehmeier through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive, including as a Chief Executive Officer, of a large multinational company; and Ms. Cholmondeley through her education, training and experience as a certified public accountant and her involvement in preparing financial statements as the Chief Financial Officer of a large insurance company. The Board has determined that each of Ms. Cholmondeley, Mr. DeFosset, Dr. Jacobs, Mr. Sachs and Mr. Shaffer is an “audit committee financial expert,” as such term is defined under the regulations of the SEC.

          Ms. Cholmondeley also serves on the audit committees of Dentsply International Inc., Albany International Corp., Minerals Technologies Inc. and Ultralife Batteries, Inc., each of which is a public company. The rules of the NYSE and the charter of the Audit Committee do not permit any member of the Audit Committee to serve on the audit committee of more than two other public companies in addition to the Company’s Audit Committee without a determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. In the case of Ms. Cholmondeley, the Board has made the determination that her service to the Company will not be impaired by her service on the audit committees of such other public companies. In making this determination, the Board noted that Ms. Cholmondeley served on the audit committees of such other companies in the prior year and this did not affect her ability to devote the necessary time to the Company’s Audit Committee. The Board also took into account the fact that Ms. Cholmondeley is retired from full time employment and will have sufficient time to devote to her Audit Committee responsibilities.

          The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent registered public accounting firm and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent registered public accounting firm and reports the results of such audit to the Board. The Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the stockholders and reviews the Company's internal auditing, accounting and financial controls.

          As stated in the Audit Committee Charter, the Audit Committee also reviews related party transactions and any other matters pertaining to potential conflicts of interest or adherence to the Company’s standards of business conduct. Related party transactions must be approved by the Audit Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Audit Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related party transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

          The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. On an annual basis, the Chief Financial Officer of the Company provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

          Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services eligible for pre-approval. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis.

          The Audit Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” –“Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Audit Committee.

           See “Audit Committee Report” for a discussion of the Audit Committee’s review of the audited financial statements of the Company for the Company’s fiscal year ended December 31, 2006.

Compensation Committee Meetings and Responsibilities

          The Compensation Committee of the Board of Directors consists of Messrs. Sachs (chairperson), Andersen, DeFosset, Fike, Shaffer (appointed to the Compensation Committee on March 7, 2007) and Watts, each of whom is independent as defined in the listing standards of the NYSE. The Compensation Committee met ten times during 2006.

          Each member of the Compensation Committee must have a basic understanding of the components of executive compensation and of the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company’s objectives.

          The Compensation Committee assists the Board in its responsibilities regarding compensation of the Company’s senior executives and outside directors, including overall responsibility for approving, evaluating and modifying the Company’s plans, policies and programs for compensation of key management personnel. The Compensation Committee establishes compensation arrangements for executive officers and for certain other key management personnel.

          The Compensation Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the Compensation Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” –“Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Compensation Committee. The charter does not provide for any delegation of the Compensation Committee’s duties.

          See “Compensation Discussion and Analysis” for a description of the Company’s executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company’s executive officers was determined.

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee served as one of the Company’s officers or employees during 2006 or was formerly an officer of the Company. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during 2006. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during 2006.

Governance and Nominating Committee Meetings and Responsibilities

          The Governance and Nominating Committee of the Board consists of Messrs. Andersen (chairperson), Fike, Jacobs, Watts and Wehmeier and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE. The Governance and Nominating Committee met six times during 2006.

          The Governance and Nominating Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance. The Governance and Nominating Committee is responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation.

          The Governance and Nominating Committee will consider as candidates for nomination as directors individuals who have been recommended by the Company’s stockholders, directors, officers, third party search firms and other sources. For details on how stockholders may submit nominations for directors, see “Stockholder Proposals.”

          The Company paid fees to an unaffiliated third party search firm in 2006 to assist the Governance and Nominating Committee in identifying and screening possible candidates for nomination, including Oren G. Shaffer, and also conducted appropriate background and reference checks on such candidates.

          In evaluating a candidate, the Governance and Nominating Committee considers the attributes of the candidate, including his or her independence, integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board shall include considering whether the candidate: (i) is a CEO, or has similar work experience, in companies engaged in capital and industrial goods industries; (ii) has significant direct management experience of multinational business operations; (iii) has extensive knowledge and experience in financial services and capital markets; and (iv) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific, minimum qualifications that the Governance and Nominating Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

          The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors that complies with all applicable requirements of the NYSE. A copy of the Governance and Nominating Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Governance and Nominating Committee.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

          The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2007 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2007, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

NAME AND ADDRESS OF	AMOUNT AND NATURE OF		PERCENT
BENEFICIAL OWNER (1)	BENEFICIAL OWNERSHIP (2)		OF CLASS

Neuberger Berman, Inc.	11,597,004	(3)	11.3%
605 Third Avenue
New York, NY 10158

FMR Corp.	7,474,755	(4)	7.3%
82 Devonshire Street
Boston, MA 02109

State Street Bank and Trust Company	5,665,223	(5)	5.5%
225 Franklin Street
Boston, MA 02110

G. Chris Andersen	226,527	(6)	*

Paula H. J. Cholmondeley	11,294		*

Ronald M. DeFeo	1,314,289	(7)	1.3%

Don DeFosset	60,342	(8)	*

William H. Fike	88,734		*

Dr. Donald P. Jacobs	77,971	(9)	*

David A. Sachs	294,364	(10)	*

Oren G. Shaffer	-0-		*

J.C. Watts, Jr.	26,535		*

Helge H. Wehmeier	36,074		*

NAME AND ADDRESS OF BENEFICIAL	AMOUNT AND NATURE OF		PERCENT
OWNER	BENEFICIAL OWNERSHIP		OF CLASS

Phillip C. Widman	173,642	(11)	*

Colin Robertson	64,229	(12)	*

Eric I Cohen	133,963	(13)	*

Brian J. Henry	210,490	(14)	*

All directors and executive officers	3,267,440	(15)	3.2%
as a group (24 persons)

___________________________

*	Amount owned does not exceed one percent (1%) of the class so owned.

(1)	Unless indicated otherwise, each person’s principal address is c/o Terex Corporation, 200 Nyala Farm Road, Westport, CT 06880.

(2)

Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 1, 2007, no executive officer or director had debit balances in such accounts.

(3)

Neuberger Berman, Inc. (“Neuberger”) filed a Schedule 13G, dated February 13, 2007, disclosing the beneficial ownership of 11,597,004 shares of Common Stock. This includes Neuberger having sole voting power over 6,129,874 shares of Common Stock, shared voting power over 4,925,946 shares of Common Stock and shared dispositive power over 11,597,004 shares of Common Stock.

(4)

FMR Corp. (“FMR”) filed a Schedule 13G, dated February 14, 2007, disclosing the beneficial ownership of 7,474,755 shares of Common Stock. This includes FMR having sole voting power over 5,088,389 shares of Common Stock and sole dispositive power over 7,474,755 shares of Common Stock.

(5)

State Street Bank and Trust Company (“State Street”) filed a Schedule 13G, dated February 13, 2007, disclosing the beneficial ownership of 5,665,223 shares of Common Stock. This includes State Street having sole voting power over 5,665,223 shares of Common Stock and sole dispositive power over 5,665,223 shares of Common Stock.

(6)	Includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Also includes 15,000 shares that are pledged.

(7)	Includes 456,220 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9)	Includes 28,826 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10)

Includes 7,600 shares of Common Stock owned by Mr. Sachs’ wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 42,524 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11)	Includes 51,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12)	Includes 5,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13)	Includes 600 shares of Common Stock owned by Mr. Cohen’s children. Also, includes 36,013 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14)	Includes 52,584 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(15)	Includes 799,737 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

EXECUTIVE OFFICERS

          The following table sets forth, as of April 1, 2007, the respective names and ages of the Company’s executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his or her successor is duly elected and qualified.

NAME	AGE	POSITIONS AND OFFICES WITH COMPANY

Ronald M. DeFeo	55	Chairman of the Board, Chief Executive Officer
		and Director

Thomas J. Riordan	50	President and Chief Operating Officer

Colin Robertson	42	Executive Vice President, Operations

Phillip C. Widman	52	Senior Vice President and Chief Financial Officer

Eric I Cohen	48	Senior Vice President, Secretary and General Counsel

Brian J. Henry	48	Senior Vice President, Finance and Business Development

Kevin A. Barr	47	Senior Vice President, Human Resources

Katia Facchetti	43	Senior Vice President and Chief Marketing Officer

Colin Fox	63	Senior Vice President, Terex Business Systems

Timothy A. Ford	45	President, Terex Aerial Work Platforms

Robert G. Isaman	45	President, Terex Construction

Steve Filipov	38	President, Terex Cranes

Richard Nichols	45	President, Terex Materials Processing & Mining

Hyeryun Lee Park	50	President, Terex Asia

Jonathan D. Carter	38	Vice President, Controller and Chief Accounting Officer

          For information regarding Mr. DeFeo, refer to the section above titled “Election of Directors.”

          Thomas J. Riordan became President and Chief Operating Officer of the Company on January 3, 2007. Prior to joining the Company, Mr. Riordan was Executive Vice President and Chief Operating Officer of SPX Corporation, a diversified global industrial manufacturer. From 1997 to 2006, he held a number of positions of increasing responsibility at SPX, resulting in his appointment as Executive Vice President and Chief Operating Officer of SPX. Prior to joining SPX, he was President of Portland, Oregon based Consolidated Sawmill Machinery International. Prior to that, Mr. Riordan held a series of manufacturing and management positions of increasing responsibility with J.I. Case and Borg-Warner Automotive.

          Colin Robertson was named Executive Vice President, Operations on January 5, 2006. At that time, Mr. Robertson had been serving as President, Terex Construction since September 11, 2002. Prior to that, Mr. Robertson had been serving as President of Terex Europe since May 1, 2001. Mr. Robertson previously held the position of Managing Director for both the Construction and Powerscreen groups of the Company since July 2000 and before that was Managing Director for the Construction group from September 1998. Prior to that, he was the General Manager of the Company’s crane operations in Waverly, Iowa, in 1998 and of the Company’s Terex Equipment Limited operation in 1996 and 1997. Before joining the Company in October 1994, Mr. Robertson spent 12 years in positions of increasing responsibility with J.I. Case Co. and Cummins Engine Company. Mr. Robertson will be resigning as an officer of the Company effective April 5, 2007.

          Phillip C. Widman was appointed Senior Vice President and Chief Financial Officer of the Company on September 16, 2002. Prior to joining the Company, Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company, from 1998 to 2001, and as an independent consultant from 2001 to 2002. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. (“ABB”) for eleven years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at ABB, he served as Vice President, Chief Financial Officer and Supply Management of its diverse businesses in the United States. Additionally, Mr. Widman’s experience includes twelve years with Unisys Corporation in a variety of financial roles.

          Eric I Cohen became Senior Vice President, Secretary and General Counsel of the Company on January 1, 1998. Prior to joining the Company, Mr. Cohen was a partner with the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP (which firm has since merged with Bryan Cave LLP) since January 1992 and was an associate attorney with that firm from 1983 to 1992.

          Brian J. Henry was appointed Senior Vice President, Finance and Business Development on October 18, 2002. Mr. Henry previously held the positions of Vice President, Finance and Business Development, Vice President-Finance and Treasurer, and Vice President-Corporate Development and Acquisitions. Mr. Henry also served as the Company’s Director of Investor Relations. Mr. Henry has been employed by the Company since 1993. From 1990 to 1993, Mr. Henry was employed by KCS Industries, L.P. and its predecessor, KCS Industries, Inc., an entity that until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

          Kevin A. Barr was named Senior Vice President, Human Resources of the Company on January 3, 2006. Prior to that, Mr. Barr had been serving as Vice President, Human Resources of the Company since September 25, 2000. Prior to joining the Company, Mr. Barr served as Vice President-Human Resources at DBT Online since 1998. From 1995 to 1998, Mr. Barr was at Nabisco, Inc. as Vice President-Human Resources, Asia/Pacific. Prior to that, Mr. Barr served as Vice President-Human Resources, Asia/Pacific and Latin America with Dun and Bradstreet Corporation from 1990 to 1995, and in various human resources executive positions at the Chase Manhattan Bank, N.A. from 1981 to 1990.

          Katia Facchetti was named Senior Vice President and Chief Marketing Officer of the Company on January 3, 2006. Prior to joining the Company, Ms. Facchetti was President of Fusion 5, a marketing innovation consultancy serving major industrial and consumer clients. From 2000 to 2005, she held a number of positions of increasing responsibility at Fusion 5, resulting in her appointment as President in 2004. Prior to joining Fusion 5, Ms. Facchetti held senior marketing positions with Nabisco and Kraft/General Foods in both consumer and food service businesses from 1986 to 1999.

          Colin Fox was named Senior Vice President, Terex Business Systems in December 2004. At that time, Mr. Fox had been serving as Vice President – Operations of Genie since 1997. Previously, he was a co-founder and Managing Director of Deltapoint Corporation, a leading management consulting firm that specialized in world-class competitiveness and excellence.

          Timothy A. Ford became President, Terex Aerial Work Platforms on October 2, 2006. Prior to joining the Company, since 2005, Mr. Ford was Executive Vice President of The Toro Company, a lawn care and turf maintenance product and service provider. Previous to that, Mr. Ford held various senior executive positions with The Toro Company since 2001. Prior to that, he held various senior management positions with Honeywell International from 1998 through 2001. Mr. Ford began his career at General Electric in 1985, progressing through a series of positions in a variety of disciplines culminating in General Manager, GE Lighting from 1994 through 1997.

          Robert G. Isaman became President, Terex Construction on January 2, 2007. Prior to joining the Company, Mr. Isaman spent 21 years at United Technologies Corporation, a diversified industrial manufacturer, in a number of positions of increasing responsibility, most recently as President of Fire Safety Americas, UTC Fire & Security.

          Steve Filipov was named President, Terex Cranes on January 1, 2004. At that time, Mr. Filipov had been serving as President of the international operations for Terex Cranes since July 1, 2002. Prior to that Mr. Filipov held various other positions with a number of the Company’s international cranes businesses. Mr. Filipov started with the Company on September 1, 1995 as Export Manager for one of the Company’s crane operations in France.

          Richard Nichols was named President, Terex Materials Processing & Mining on January 23, 2004. Prior to that, Mr. Nichols served as the Company’s Vice President and General Manager, Infrastructure since April 2003. Mr. Nichols previously held the position of Vice President and General Manager of Terex Mining Trucks since joining the Company in October 2000. Prior to joining the Company, Mr. Nichols spent 15 years in the aerospace industry at Honeywell International Inc. in various senior management positions.

          Hyeryun Lee Park was named President, Terex Asia in March 2006. Prior to that, Ms. Lee Park was President and owner of Midas Alliance Group, a consulting company with approximately 60 consultants with offices in Chicago, Seoul, and Washington, D.C., since January 2001. Ms. Lee Park previously held a number of positions of increasing responsibility at Cahners Publishing Company, resulting in her appointment as Vice President of Strategic Marketing. Ms. Lee Park began her career with Samsung Construction Equipment America, and was responsible for overseeing Samsung’s entry into the U.S. market.

          Jonathan D. Carter was named Vice President, Controller and Chief Accounting Officer of the Company on January 16, 2006. Since February 2005, Mr. Carter served in the role of Acting Controller and Chief Accounting Officer of the Company. Prior to his current responsibilities, Mr. Carter served as Chief Financial Officer of the Terex Aerial Work Platforms segment since September 2002. Prior to that, he served as Chief Financial Officer of Genie Industries since March 2001. From 1989 through 2001, Mr. Carter was employed by PricewaterhouseCoopers LLP in various capacities. Mr. Carter is a chartered accountant in England and Wales.

Code of Ethics and Conduct

          The Company has adopted a code of ethics and conduct that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, among others. This code of ethics and conduct is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics and conduct when it considers appropriate. A copy of the current code of ethics and conduct is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the code of ethics and conduct is available in print, without charge, to any stockholder who requests these materials from the Company.

COMPENSATION DISCUSSION AND ANALYSIS

     Executive Compensation Philosophy

          The objectives of the Company’s executive compensation program are to: (i) attract and retain executives with the skills critical to the long-term success of the Company, (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value, and (iii) link a significant portion of compensation to achieving performance goals and appreciation in the price of the Company’s stock, so as to align the interests of the executives with those of the stockholders. In keeping with its vision of being the best place to work in its industry, the Company seeks to attract executive officers with superb skills and leadership abilities.

          To meet these objectives, the Company designs its total compensation program to be motivational and competitive with the programs of other corporations of comparable revenue size, corporations in the same industry, corporations with which the Company competes for customers and executives, and other manufacturing corporations that may not be in the same industry as the Company but that provide similarly strong returns to their shareholders, as well as to be fair and equitable to both the executives and the Company.

          The Company’s compensation program is built around a philosophy of targeting market-median base salary compensation with incentive components of compensation that can reflect positive, as well as negative, Company and individual performance. The Company’s objective with respect to base salary is to provide its executive officers with competitive salaries that are, on average, at or slightly below the 50th percentile.

          The Compensation Committee (the “Committee”) believes that the Company’s compensation program should deliver top-tier compensation given top-tier individual and Company performance. Likewise, where individual performance falls short of expectations and/or Company performance lags the industry, the programs should deliver lower-tier compensation. Consequently, the Company’s objective with respect to incentive compensation is to provide its employees with bonuses that are generally within the third quartile and long-term incentive awards that are at the 75th percentile. The design of this compensation program is applicable to the Company’s executive officers, as well as management level employees, throughout the Company. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in Company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to the Company.

          When determining an executive officer’s compensation package, there are a number of factors that the Committee takes into account. Consideration is given to the executive’s overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential, as well as the combined value of these factors to the Company’s immediate and long-term performance and growth. The Committee believes that generally more than half of an executive’s total compensation should be aligned with the performance of the Company. Therefore, an executive officer will receive a significant portion of his or her compensation in equity awards, other long-term incentives and an annual bonus, a majority of which is linked to the performance of the Company.

          The allocation in compensation between long-term and current compensation is based on global employment market conditions with an emphasis on attraction and retention, as well as attempting to motivate executive officers to achieve excellent results. Typically, an executive will receive less than half of his/her total compensation in salary. Generally, as an executive has greater responsibility within the Company, salary will be a less significant portion of the executive’s total compensation. Accordingly, as an executive officer’s level of responsibility increases, it is the intent of the Committee to have the largest portion of that executive’s compensation be dependent on the Company’s performance.

          While the Committee believes that there is merit in taking into account the amount of equity that an executive owns in the Company, the overriding factor in determining future equity grants is ensuring that grants are motivational and measurable, while providing competitive equity grants that are determined based on grant date economic value.

          Historically, the Committee has retained The Ross Companies, an outside compensation consultant, to assist it in determining the compensation of the Company’s executive officers, including its Chief Executive Officer (“CEO”). In August 2006, the Committee retained a new independent outside consultant, Hewitt Associates, to assist the Committee with its work. The Committee decided to retain a new compensation consultant due to the growth of the Company and the Committee’s desire to retain a nationally recognized compensation consultant with access to broad global information and compensation data. In addition, in 2006, the Company hired Sibson Consulting to assist it in certain discrete projects relating to executive and director compensation.

          One of the principal methods that the Committee uses to determine compensation is to benchmark the executive officer’s compensation against the compensation of executive officers at comparable companies (the “Benchmark Companies”). The Benchmark Companies that were used by the prior and the current consultants were similar, but not identical. Both generally used global corporations of similar size and similar industries to the Company, and also companies that the Company competes with for talent. In addition, the Benchmark Companies include manufacturing companies that are not in the same industry as the Company, but that have historically provided similarly strong returns for their shareholders. Furthermore, the new consultant’s database also includes business units of larger companies that are comparable in size to business units or segments of the Company. The Benchmark Companies listed below that are denoted with an asterisk are companies that are used to benchmark the compensation of the heads of certain of the Company’s business units, but are not used to benchmark the compensation of the Company’s corporate executives or its CEO. The companies currently comprising the Benchmark Companies are:

Astec Industries, Inc.	The Black & Decker Corporation	Illinois Tool Works Inc.
Sauer-Danfoss Inc.	ITT Industries, Inc.	PACCAR Inc.
JLG Industries (1)	Danaher Corp.	3M
Joy Global Inc.	Parker Hannifin Corporation	Deere & Company
Manitowoc, Inc.	Cummins, Inc.	Johnson Controls, Inc.*
Cooper Cameron Corporation	Textron Inc.	Honeywell International Inc.*
FMC Technologies	American Standard Companies Inc.	Caterpillar Inc.
Rockwell Automation	Ingersoll-Rand Company	United Technologies Corporation*
AGCO Corporation	Eaton Corporation	General Electric Company*
Dover Corporation	Masco Corporation

(1)    Acquired by Oshkosh Truck Corporation on December 6, 2006.

          The Benchmark Companies have a median annual revenue that is close to that of the Company, although there is a significant variance in size among the Benchmark Companies. The Company and its compensation consultants believe that some variability in annual revenue size is desirable to create a solid regression line to be able to predict pay levels on a size adjusted basis.

          In general, the Company’s executive officers receive their salary and bonus in cash, while their long-term compensation components have been received in both equity and cash. Historically, equity awards have been given in both restricted stock and options. As described in more detail below, over the past three years, the Company has moved towards granting equity awards, including performance based shares, with more of an emphasis on restricted stock and less of an emphasis on options. Awards under the Company’s 1999 Long Term Incentive Plan (“1999 LTIP”) have generally been paid in cash, although there have been certain circumstances in the past where an award under this plan was paid in equity. There were no awards granted in 2006 under the Company’s 1999 LTIP, and no awards have been made to any Named Executive Officers (as defined below) under the 1999 LTIP since 2002. The Company does not intend to grant awards in the future under the 1999 LTIP, but instead primarily grant long-term incentive awards which will emphasize restricted stock and performance shares.

          The Committee uses return on invested capital (“ROIC”) as one of the primary measures to assess operational performance. ROIC is defined as the Company’s Consolidated Income from operations divided by the average of its (i) Debt less Cash and cash equivalents plus (ii) Total stockholders’ equity. For this purpose, Debt is calculated using the Company’s balance sheet amounts for Notes payable and current portion of long-term debt plus Long-term debt, less current portion. ROIC measures how effectively the Company uses money invested in its operations. For example, ROIC highlights the level of value creation when compared to the Company’s cost of capital.

     Executive Compensation Program

          Compensation is based on the level of job responsibility, individual performance, and Company performance. As executives progress to higher levels in the Company, an increasing proportion of their pay is linked to Company performance and shareholder returns, because in these roles the executives are more able to affect the Company’s results.

          Each year the Committee, which is comprised entirely of independent directors, determines the compensation arrangements, with guidance from the outside consultant, for the Company’s executive officers, including the Named Executive Officers. The Committee relies on both its outside consultant and the Company’s human resources department for support in its work. The CEO plays an integral role, in conjunction with the Committee, in determining the compensation of the other executive officers of the Company.

          Typically, the CEO makes recommendations to the Committee regarding salary increases, bonus targets and amounts, and equity grants for each of the other executive officers of the Company. The Committee’s aim is to achieve the proper balance between individual goals, the corporate strategic plan and enhancing stockholder value and stockholder interests.

          The executive compensation program has three principal components: short-term compensation (salary and annual bonus), long-term incentive compensation and post-employment compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive.

     Deductibility of Executive Compensation

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation is “performance-based.” Performance-based compensation must be based on the achievement of pre-established, objective performance goals under a plan approved by stockholders.

          In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company’s 1999 LTIP, 2004 Annual Incentive Compensation Plan, 2000 Incentive Plan (the “2000 Plan”) and 1996 Long Term Incentive Plan (the “1996 Plan”) were submitted to and previously approved by the Company’s stockholders, so that amounts earned thereunder by certain employees will qualify as performance-based.

                    Short-term Compensation

     Salary

          Salary is determined by evaluating the responsibilities of the position held, the individual’s past experience, current performance and the competitive marketplace for executive talent. The Company’s objective is to provide its executive officers with competitive salaries that are, on average, at or slightly below the median of the Benchmark Companies. Salaries are reviewed annually to ensure that strong performance is reflected in any increase in an executive’s base salary level. The Committee believes that salary ranges for the Company’s executive officers in 2006 were, in aggregate, slightly below the 50th percentile of the Benchmark Companies.

     Annual Bonus

          In addition to salary, each executive officer is eligible for an annual bonus under the Terex Corporation 2004 Annual Incentive Compensation Plan, which was adopted by the Board and the stockholders of Terex in 2004. Bonuses are given based upon the Company’s performance and the executive’s individual performance, both measured against previously determined targets. The individual targets are financial and non-financial, and contain individual and Company performance measures. The CEO’s bonus target is approximately two times his base salary. The bonus targets of the other executive officers generally range from 50% - 100% of his/her base salary.

          The Company’s objective is to provide its executive officers with competitive bonuses that are at or above the median of the Benchmark Companies. The Committee believes that bonus target percentage ranges for the Company’s executive officers are generally within the third quartile of bonus target percentage ranges for the Benchmark Companies.

          The objective of the management annual incentive bonus program is to provide bonus opportunity and reward executives when their actions drive the overall performance of the Company. For performance that meets the pre-determined objectives, the executive is scheduled to receive 100% of the bonus target. For performance that fails to meet the pre-determined objectives, the executive would receive less than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement under the predetermined target (e.g. 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment and less than 80% achievement would result in no payment). Alternatively, for performance that exceeds the pre-determined objectives, the executive would receive greater than 100% of the bonus target, with the actual payment amount corresponding directly with the level of achievement in excess of the predetermined target (e.g. 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment and greater than 120% achievement is capped at a payment of 150%).

          The amount of an executive’s bonus is greatly dependent on how the Company performs and on how the individual performs in helping the Company reach its objectives. While there is some downside risk to the executive in having a performance component that can result in no bonus for less than 80% achievement, there is also an advantage and opportunity (bonus payments of up to 150% of target levels) if the Company and the individual both perform well. This meets the Committee’s objective that superior performance that adds value to the Company should be rewarded and performance that does not meet expectations should have significant consequences. The Committee, in its sole discretion, may increase, decrease or eliminate the payment of a bonus to any executive officer who is not a Covered Employee (as defined in Section 162(m) of the Code) under certain extraordinary events in accordance with the bonus plan.

          In 2006, for executive officers with corporate functional responsibilities who reported directly to the Company’s CEO, 60% of the bonus target was based upon a ROIC measurement determined at the overall Terex level and the other 40% was based on individual performance areas under the individual’s control and influence. For 2006, the targeted ROIC value was 27.5%, which was based upon the 2006 budgeted numbers of the Company, preliminarily approved by the Board in December 2005 and formally approved by the Board in March 2006. The 2006 budgeted numbers could not be formally approved until March 2006 pending completion of the Company’s restatement of its financial statements for 2000-2004 in February 2006.

          In 2006, for executive officers who reported directly to the CEO who have direct operating responsibility, 40% of the bonus target was based on ROIC (with the same target ROIC as described above), 20% based on Segment Performance, and 40% based on individual performance. Segment Performance was based upon an equal rating of cash flow and operating earnings at the operating segment level, with performance measured against approved management-operating plans. For 2006, the operating earnings targets for each of the Company’s five segment presidents were as follows: Terex Aerial Work Platforms ($215.0 million); Terex Construction ($87.1 million); Terex Cranes ($70.2 million); Terex Materials Processing & Mining ($158.5 million); and Terex Roadbuilding and Utilities ($29.0 million). For 2006, the cash flow targets for each of the Company’s five segment presidents were as follows: Terex Aerial Work Platforms ($229.4 million); Terex Construction ($86.6 million); Terex Cranes ($68.8 million); Terex Materials Processing & Mining ($172.7 million); and Terex Roadbuilding and Utilities ($70.1 million).

          Individual performance for each of the executive officers could include all or any combination of personal goals, Terex Business Systems and human resources planning initiatives, as well as other financial and non-financial measurements. The CEO is responsible for determining individual performance measurements for each of his direct reports.

          For 2006, the Committee approved a bonus plan for Mr. DeFeo with an overall total bonus target of $1,875,000. This was contingent on Mr. DeFeo satisfying both quantitative financial performance measures (with a bonus target equal to 100% of Mr. DeFeo’s annual base salary, which for 2006 was $875,000) and qualitative performance measures (with a bonus target equal to $1,000,000).

          The 2006 quantitative financial performance measures for Mr. DeFeo focused on three specific areas of financial performance:

  ROIC, weighted as 60% of the quantitative target;

  earnings per share (“EPS”), weighted 20%; and

  management of working capital, weighted 20%.

          For 2006 for Mr. DeFeo, the targeted ROIC value was 29.0%, which was based upon the 2006 budgeted numbers of the Company, formally approved by the Board in March 2006. The targeted ROIC for Mr. DeFeo was increased from 27.5%, the number that was preliminarily approved by the Board in December 2005 and which was the target for the other executive officers, due to the fact that the Company was forecasting to exceed its budgeted expectations for January and February 2006 at the time Mr. DeFeo’s 2006 targets were definitively set in March 2006. EPS is measured against a specified targeted EPS value. For 2006, the targeted EPS number was $3.00, which was toward the middle of the range of EPS guidance that the Company disclosed in its press release dated April 3, 2006, and at the top of the range of EPS guidance that the Company disclosed in its press release dated March 9, 2006. The maximum incentive target for EPS was 160% rather than 150% due to the stretch to meet this goal. Management of working capital was measured by looking at working capital as a percentage of the Company’s revenue, and comparing that against a specified targeted value. For 2006, the targeted working capital percentage was 17.1%, which was the Company’s expectation for management of working capital at the time that the target was set.

          Mr. DeFeo had a number of qualitative performance measures that were considered in determining his award under the Plan. These included his performance in the areas of:

  Terex Business System;

  corporate operational initiatives;

  talent development, diversity and succession planning;

  financial controls, ethics and information technology;

  marketing and branding;

  development of new markets;

  capital structure and transformation; and

  making Terex a better place to work.

     Perquisites

          The Company provides certain perquisites and benefits to its executive officers as a method of attracting and retaining its executive officers. There is not a pre-determined set of perquisites that the Company gives to its executive officers. Instead, an executive officer’s perquisites are determined on an individual basis and are often influenced by benefits and perquisites that former employers or predecessor organizations may have offered to executives whom were subsequently recruited by the Company.

          Perquisites that were given to executive officers in 2006 included company cars, club memberships, private airplane travel on a limited basis (which requires approval by the CEO and in the case of travel by the CEO, approval by the Chief Financial Officer), financial planning services, payment of supplemental long-term disability premiums, housing allowances and relocation costs. Executive officers, as well as certain other key employees of the Company, also receive matching contributions in the Company’s Deferred Compensation Plan. In addition to the perquisites described above, the Company generally provides its executive officers such other benefits as Company paid life insurance and matching contributions in the Company’s 401(k) Plan and Employee Stock Purchase Plan, medical insurance, dental insurance and short-term disability coverage, which are also provided generally to all other U.S. based employees.

                    Long-Term Incentive Compensation

          The purpose of long-term incentive compensation is to both align the interests of the executive officers with the interests of the stockholders and to provide a level of reward and recognition for superior performance. The Company’s objective is to provide its executive officers with long term incentive awards that are at the 75th percentile of the award level at the Benchmark Companies. Long-term incentive awards may include cash and non-cash components. In 2006, all long-term incentive awards granted consisted solely of an equity component. Historically, long-term incentive compensation has been granted in restricted stock, options and cash awards. It is the Company’s intention in the future to primarily grant long-term incentive awards in shares of restricted stock with time and/or performance based criteria, although other forms of awards may be considered.

          The long term incentive awards are designed to provide wealth creation for the executives if shareholder value is created. In 2006, the Company issued long-term incentive awards designed to provide an economic value at approximately the 75th percentile of the award level at the Benchmark Companies. The Committee believes that long-term incentive compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and foster the retention of key management personnel.

     Stock Awards

          One of the primary components of the Company’s long-term incentive compensation is the granting of restricted stock awards to executive officers, including awards which have a performance measurable component associated with the grant. In this way, the stock awards have the dual objective of helping to build shareholder value while also serving to retain and motivate the Company’s senior leadership.

          Historically, the Company has generally granted its equity awards in the first third of the calendar year. In 2005 and 2006, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to make equity grants during that time, and instead made its grants for 2005 and 2006 in June 2006 and November 2006, respectively. The Company expects to make future grants of stock awards in the first quarter of each calendar year, soon after the prior year’s results are finalized and released publicly, as well as after the Company’s budget has been finalized for the coming year. This is consistent with the Company’s move towards restricted stock awards that have a performance component, as it is intended that the performance component would be based upon a specific measure or measures from the Company’s budget for the coming year.

          In 2006, the Named Executive Officers received two grants of restricted stock. The first grant of restricted stock was made on June 1, 2006 and contained solely time based awards. These grants of restricted stock were determined and conditionally approved by the Board in 2005. However, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to grant these shares of restricted stock until 2006. These restricted stock awards were designed specifically with retention as a key objective, as these awards vest at one time on March 31, 2010.

          Pursuant to Mr. DeFeo’s 2005 employment agreement, Mr. DeFeo’s June 1, 2006 restricted stock grant was structured differently than the restricted stock grants for the other executive officers. On June 1, 2006, Mr. DeFeo received a restricted stock award of 200,000 shares which vests as follows:

(i)

60,000 shares shall vest 20,000 per annum over three years beginning in 2006, provided that Terex’s ROIC equals or exceeds 20% for such prior calendar year (since the Company’s ROIC exceeded 20% for 2005 and 2006, Mr. DeFeo vested in 20,000 shares in 2006 and 2007);

(ii)

70,000 shares shall vest on March 31, 2009 in the event that Terex’s ROIC for each of the four calendar years 2005, 2006, 2007 and 2008 equals or exceeds the average ROIC of the Machinery Group (as such term is defined in the DeFeo Agreement and as may be amended in the reasonable discretion of the Committee to recognize changed circumstances with respect to the companies comprising the Machinery Group) for each of those four years; provided, however, that in the event Terex’s ROIC for each of the four calendar years 2005, 2006, 2007 and 2008 is less than the average ROIC of the Machinery Group for each of those four years, but Terex’s average ROIC for any three of such four years equals or exceeds the average ROIC for the Machinery Group for the comparable three years, then 40,000 shares (of these 70,000 shares) shall vest on March 31, 2009; and

(iii)

70,000 shares shall vest on March 31, 2009 in the event that the ratio of Terex’s average ROIC for the three calendar years 2006, 2007 and 2008 to the average ROIC of the Diversified Industrial Group (as such term is defined in the DeFeo Agreement) for 2006, 2007 and 2008 (the “Three Year Ratio”) equals or exceeds 110% of the ratio that Terex’s average ROIC for 2005 bears to the average ROIC of the Diversified Industrial Group for 2005 (the “2005 Ratio”); provided, however, that 40,000 shares

(of these 70,000 shares) shall vest on March 31, 2009 if the Three Year Ratio equals or exceeds 100% of the 2005 Ratio but is less than 110% of the 2005 Ratio. The 2005 Ratio is equal to 0.928.

          Due to a delay caused by the Company’s restatement, the executive officers received their 2006 grant of restricted stock on November 1, 2006. This grant contained both time based and performance based restricted stock awards. This award was different from most of the Company’s previous restricted stock award grants, as this grant had a performance based component, while historically the Company’s restricted stock grants were solely time based and vested 25% per year on each of the first four anniversaries of the date of grant. However, on certain occasions in the past, the Company has granted performance based restricted awards to Mr. DeFeo and other senior officers.

          Although many of the Benchmark Companies continue to grant predominantly time based awards, the Company believes that restricted stock grants that contain both time based and performance measures provide the right mix of motivating performance and providing for retention, which are the primary objectives of the restricted stock awards. Accordingly, the November 1, 2006, grant was a deliberate attempt by the Company to move away from granting solely time based restricted stock awards toward granting restricted stock awards that contain both time and performance based components.

          For each of the executive officers, other than Mr. DeFeo, the economic value of the time and performance based components were intended to each be approximately 50% of the total restricted stock award value. For Mr. DeFeo, the economic value of the time and performance based components were intended to be approximately 25% and 75% of the restricted stock award value, respectively. Mr. DeFeo’s restricted stock award was more heavily performance-based than that of the other executives because the Committee believes the CEO is the person with the greatest potential impact on the Company’s performance and therefore his compensation should be more attuned to the Company’s performance than that of the other executive officers. For both Mr. DeFeo and the other executive officers, the performance portion also had a time vesting element if the performance goals are satisfied.

          The time-based portion of the awards vests solely on the passage of time over a four year period, with 25% of the time-based award vesting on September 1 of each of 2007, 2008, 2009 and 2010.

          Each executive will receive the performance-based portion of the November 1, 2006 award, in accordance with the formula described below, only if Terex achieves a targeted percentage ROIC over five (5) consecutive calendar quarters ending December 31, 2007 (the “Target ROIC”). The Target ROIC was set at 38.8%, based upon Terex’s 2006 and 2007 budgeted numbers.

          For each 1% increase or decrease in attainment above or below the Target ROIC, the number of shares to be received by each executive for the performance-based award will increase or decrease by 2.5% . For attainment at or above 120% of the Target ROIC, the number of shares distributed will be capped at 150% of the performance-based share award. If attainment is at 80% of the Target ROIC, the number of shares distributed will be 50% of the performance-based share award. For performance below 80% of the Target ROIC, the entire performance-based share award will be forfeited. Assuming that the executives are entitled to receive a distribution of shares under the performance-based share award, the distribution will be as follows: 25% in the first quarter of 2008, 25% on December 31, 2008, 25% on December 31, 2009 and 25% on December 31, 2010.

     Option Awards

          One of the components of the Company’s long-term incentive compensation has been the granting of option awards to executive officers. The objective of option awards is to retain and motivate the Company’s senior leadership, as well as to provide wealth creation for the executives if shareholder value is created.

          The granting of option awards has historically been a key component of an executive’s compensation package. The Company granted options to its executive officers on June 1, 2006. This grant of options was determined and conditionally approved by the Board in 2005. However, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to grant these options until 2006. However, over the past few years, the Company has been decreasing the number of options awarded to its executive officers. This decrease culminated in no option awards being made as part of the most recent equity award to the Company’s executive officers on November 1, 2006.

          The decrease in the number of options granted is not a Terex-specific development. The implementation of SFAS No. 123R “Share-Based Payment” (“FAS 123R”), which requires that costs resulting from stock options be recognized in a company’s financial statements, as well as the dilutive effect of option exercises, has caused many companies, including Terex, to move away from the granting of options. In general, many executives assign a higher perceived value to restricted stock than options. In addition, it is more cost effective for the Company to grant restricted stock than options, as more options would need to be given for an executive to receive the same economic value as he or she would receive from a grant of fewer shares of restricted stock. The Company may grant options to executive officers in the future as the Company deems appropriate. However, the Company does not expect that the granting of options will be a key component of an executive officers’ long-term compensation in the near future.

     Long-Term Incentive Plan Awards

          Historically, one of the primary components of the Company’s long-term incentive compensation is the granting of long-term incentive awards to executive officers under the Company’s 1999 LTIP, which was approved by the Board on March 25, 1999 and the Company’s stockholders on May 12, 1999. The primary objective of the 1999 LTIP awards is to focus the activities of the executive officers on long-term actions and plans, which if implemented appropriately will create shareholder value, as well as provide wealth creation for the executive. Performance under this plan was based on achieving specified EPS targets, and awards were to be paid in cash at the end of a five year period. The Company has considered the anticipated effect of the 1999 LTIP amount on an executive officer’s compensation when considering the executive officer’s annual salary, bonus and equity award.

          The Company last granted 1999 LTIP awards to each of its Named Executive Officers in 2002, to be valued based upon the Company’s EPS performance over a five year period, as described in more detail below. The intent of these awards was to have the Company’s Named Executive Officers share in the equity value increases that were created through their effort. The 1999 LTIP award’s incremental value was calculated for each year of its term, and these incremental values were cumulated to obtain the unit's cumulative value upon maturity, which was capped at $70. Incremental unit value was determined annually by calculating the product of (a) the closing price of a share of Common Stock at the close of the year prior to the date of grant (for awards made in 2002, $8.77) multiplied by (b) 85% of the percentage by which EPS for such year exceeded EPS for the year prior to the date of grant. If EPS for any year was not at least 105% of the prior year’s EPS, then no incremental unit value was accumulated for such year.

          The 1999 LTIP awards granted in 2002 vested on December 31, 2006 at the maximum value for each award. The Committee believes that the compensation received by the Named Executive Officers under these awards was appropriate based upon the results achieved by the Company over the past five years. The performance goals were based on increases in EPS, and as a result of the growth in EPS over the past five years, the 1999 LTIP awards achieved maximum value. The closing price of a share of Common Stock on December 31, 2001, the close of the year prior to the date of grant for the 1999 LTIP awards granted in 2002, was $8.77. The closing price of a share of Common Stock on December 31, 2006, the date the 1999 LTIP awards granted in 2002 vested, was $64.58, an increase of over 600% over the closing price on December 31, 2001.

          In addition, during the five year period of the 2002 awards under the 1999 LTIP, the Company’s market capitalization grew from approximately $650 million to approximately $6.6 billion, which represents an approximate ten fold increase in market capitalization. Further, the Company’s stockholder equity grew during this five year period from $726.9 million to $1,751.0 million, an increase of over 140 percent. The amount of the 1999 LTIP award granted in 2002 that was earned in 2006 by Named Executive Officers is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

          As discussed above, the Company does not intend to grant LTIP awards under the 1999 LTIP in the future. Instead, the primary vehicle for long-term incentive compensation will be grants of shares of restricted stock with time and/or performance based criteria.

                    Post-Employment Compensation

     Retirement Plans and Life Insurance

          The Company offers a variety of mechanisms for its executive officers to plan for their retirement. These plans are offered to attract and retain executive officers by offering them benefits that are similar to what is offered by the Benchmark Companies. The retirement plans offered by the Company to its executive officers generally include a 401(k) plan, which is also offered to most of the Company’s U.S. based employees, a deferred compensation plan, a supplemental executive retirement plan (“SERP”) and, in certain situations, other defined benefit pension plans. See “Pension Benefits” and “Nonqualified Deferred Compensation” for a description of the Company’s SERP and deferred compensation plan, respectively. In addition, executive officers receive life insurance policies that provide their families with a core level of security in case of the premature death of the executive officers. The Company provides each executive officer with a universal life insurance policy that is two times their base salary as reported, except for Mr. Robertson, whose policy is three times his base salary as reported. In addition, the Company owns a universal life insurance policy on the life of Mr. DeFeo in the amount of $10,000,000. Pursuant to the terms of this arrangement, the Trustee of the Ronald M. DeFeo 1996 Life Insurance Trust has the right to designate a beneficiary or beneficiaries to receive the insurance proceeds from this policy on Mr. DeFeo’s death, subject to the Company’s right to first receive a certain portion of the insurance proceeds.

     Termination of Employment and Change in Control Arrangements

          Each of the Named Executive Officers, other than Mr. DeFeo, is a party to a Change in Control and Severance Agreement with the Company that was entered into in March 2006 (the “Executive Agreements”). The Company and Mr. DeFeo entered into an Employment and Compensation Agreement in July 2005 (the “DeFeo Agreement”) that contains provisions regarding termination of employment and change in control circumstances. These agreements provide the executive officers with a core level of assurance that their actions on behalf of the Company and its shareholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g. merger, buyout, etc.) and helps ensure that they continue to act in the best interests of the Company. In addition, these agreements contain measures that protect the Company as well by including confidentiality, non-compete and non-solicitation provisions. The key terms of these agreements are generally standard provisions for agreements of this type and are described below in “Potential Payments Upon Termination or Change in Control”.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The Summary Compensation Table below shows the compensation for the previous fiscal year of the Company’s Chief Executive Officer, Chief Financial Officer and its three other highest paid executive officers who had 2006 total qualifying compensation in excess of $100,000 (the “Named Executive Officers”).

Name and Principal	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total ($)
Position		($)	($)	Awards	Awards	Incentive	Pension Value	Compens
				($) (1) (2)	($) (1)	Plan	and Nonquali-	ation ($)
					(2)	Compensa-	fied Deferred	(4)
						tion	Compen-
						($) (3)	sation
							Earnings
							($)
Ronald M. DeFeo	2006	$875,000	-0-	$4,942,447	$261,200	$8,602,600	$584,844	$214,293	$15,480,384
Chairman and Chief
Executive Officer
Phillip C. Widman	2006	$416,000	-0-	$542,569	$147,327	$1,911,840	$75,916	$110,611	$3,204,263
Senior Vice President and
Chief Financial Officer
Colin Robertson	2006	$525,000	-0-	$547,177	$196,523	$2,208,500	$1,053,036	$277,769	$4,808,005
Executive Vice President,
Operations (5)
Eric I Cohen	2006	$377,000	$75,000	$413,119	$198,293	$1,844,809	$78,000	$62,954	$3,049,175
Senior Vice President,
Secretary and General
Counsel
Brian J. Henry	2006	$350,000	$50,000	$417,500	$198,293	$1,651,060	$146,667	$85,922	$2,899,442
Senior Vice President,
Finance and Business
Development

__________________

(1) See Note R – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a detailed description of the assumptions that the Company used in determining the grant date fair value of its stock and option awards.

(2) The amounts listed in the Stock Awards and Option Awards columns are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R and comprise grants made by the Company in 2002, 2003, 2004 and 2006.

(3) The amounts included in the Non-Equity Incentive Plan Compensation Column are comprised of 1999 LTIP awards that vested on December 31, 2006 and the 2006 annual bonus, as detailed in the table below. The 1999 LTIP awards were granted in 2002 and vested in full in 2006. Although a significant amount of the 1999 LTIP award is included in 2006 compensation, the 1999 LTIP compensation vested over a five year period.

Name	1999 LTIP Award	2006 Annual Incentive	Total
		Plan Bonus

Ronald M. DeFeo	$6,249,600	$2,353,000	$8,602,600
Phillip C. Widman	$1,562,400	$349,440	$1,911,840
Colin Robertson	$1,736,000	$472,500	$2,208,500
Eric I Cohen	$1,562,400	$282,409	$1,844,809
Brian J. Henry	$1,388,800	$262,260	$1,651,060

(4)   As part of its competitive compensation program, the Company provides its Named Executive Officers with certain perquisites and other personal benefits. As part of their compensation, each of the Named Executive Officers in 2006 received the benefits listed in the table below:

	Company	Club	Use of	Long Term	Financial	401(k)	Employee Stock	Company
Name	Car	Memberships	Private	Disability	Planning	Matching	Purchase Plan	Paid Life	Other*	Total
			Aircraft	Premiums	Services	Contributions	Company	Insurance
							Contributions

Ronald	$29,255	$12,312	$31,666	$6,613	$7,798	$8,430	$2,176	$19,169	$96,874	$214,293
M. DeFeo
Phillip C.	$30,147	$967	$7,889	$6,888	-0-	$8,430	$2,176	$8,379	$45,735	$110,611
Widman
Colin	$30,161	$445	-0-	$1,348	-0-	-0-	-0-	$435	$245,380	$277,769
Robertson
Eric I	$21,830	$17,733	-0-	$8,176	$4,075	$7,130	-0-	$4,010	-0-	$62,954
Cohen
Brian J.	$26,089	$10,850	-0-	$4,963	$2,500	$8,430	$2,176	$6,534	$24,380	$85,922
Henry

*     The amount shown for Mr. DeFeo was primarily for reimbursement of insurance premiums as part of Mr. DeFeo’s compensation package; the amount shown for Mr. Widman was primarily for payment of a housing allowance and a reward trip; the amount shown for Mr. Robertson was primarily for payment of a housing allowance and relocation costs; and the amount shown for Mr. Henry was primarily a matching contribution to the Company’s Deferred Compensation Plan, which matching contribution is invested in Common Stock.

(5)   Mr. Robertson will be resigning as Executive Vice President, Operations of the Company on April 5, 2007.

Grants of Plan-Based Award

          The following table sets forth information on grants of awards under the Company’s equity and non-equity incentive plans during 2006 to the Named Executive Officers. The amount of stock awards, option awards and non-equity incentive plan compensation recognized for financial reporting purposes by the Company for the Named Executive Officers during 2006 is also listed in the Summary Compensation Table.

Name	Grant	Grant	Estimated Future Payouts Under			Estimated Future Payouts			All	All Other Exercise		Grant	Grant Date
	Date	Date	Non-Equity Incentive Plan			Under Equity Incentive			Other	Option	or Base	Date	Fair Value
		(123r)	Awards			Plan Awards			Stock	Awards:	Price of	Closing	of Stock
									Awards:	Number of	Option	Price	and Option
									Number	Securities	Awards		Awards
									of	Underlying	($/Sh)
									Shares	Options
									of Stock	(#)
									or Units
									(#)
			Thresh-	Target	Maxi-	Thresh	Target	Maxi-
			old	($)	mum ($)	-old	(#)	mum
			($)			(#)		(#)

Ronald M.	6/1/2006						200,000						$9,306,000
DeFeo
	11/1/2006								29,299				$1,520,911
	11/1/2006	12/13/2006				53,936	107,871	161,806					$6,305,060
	N/A		$437,500	$1,875,000	$2,830,000
Phillip C.	6/1/2006								10,000	10,000	$45.75/sh	$46.53/sh	$682,650
Widman
	11/1/2006								15,981				$829,574
	11/1/2006	12/13/2006				9,807	19,613	29,419					$1,146,380
	N/A		$75,000	$250,000	$375,000
Colin	6/1/2006								20,000	10,000	$45.75/sh	$46.53/sh	$1,147,950
Robertson
	6/1/2006								10,000	10,000	$45.75/sh	$46.53/sh	$682,650
	11/1/2006								10,654				$553,049
	11/1/2006	12/13/2006				6,538	13,075	19,612					$764,234
	N/A		$118,000	$394,000	$591,000
Eric I	6/1/2006								16,000	16,000	$45.75/sh	$46.53/sh	$1,092,240
Cohen
	11/1/2006								10,121				$525,381
	11/1/2006	12/13/2006				6,211	12,422	18,633					$726,066
	N/A		$57,000	$189,000	$283,000
Brian J.	6/1/2006								16,000	16,000	$45.75/sh	$46.53/sh	$1,092,240
Henry
	11/1/2006								10,121				$525,381
	11/1/2006	12/13/2006				6,211	12,422	18,633					$726,066
	N/A		$52,500	$175,000	$262,500

          On June 1, 2006, grants of Common Stock subject to restrictions on transfer, conditions of forfeitability and other limitations and restrictions (“Restricted Stock”) were made under the Terex Corporation 1996 Long-Term Incentive Plan (the “1996 Plan”) to Mr. Widman (10,000 shares), Mr. Robertson (10,000 shares), Mr. Cohen (16,000 shares) and Mr. Henry (16,000 shares). These grants of Restricted Stock were originally intended to have been granted in 2005. However, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to grant these shares of Restricted Stock until 2006. The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above is based on the closing stock price on the NYSE of the Common Stock of $46.53 per share on June 1, 2006. With respect to each grant of Restricted Stock made to a Named Executive Officer on June 1, 2006, the shares of Restricted Stock awarded vest at one time on March 31, 2010. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

          On June 1, 2006, grants of options to purchase shares of Common Stock (“Options”) were made under the Terex Corporation 2000 Long-Term Incentive Plan (the “2000 Plan”) to Mr. Widman (10,000 Options), Mr. Robertson (10,000 Options), Mr. Cohen (16,000 Options) and Mr. Henry (16,000 Options). These grants of Options were originally intended to have been granted in 2005. However, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to grant these Options until 2006. The value of the Options granted to such Named Executive Officers set forth in the table above is computed in accordance with the FAS 123R value on June 1, 2006. With respect to each grant of Options made to a Named Executive Officer on June 1, 2006, the Options awarded vest as follows: 25% on June 13, 2006, 25% on March 31, 2007, 25% on March 31, 2008 and 25% on March 31, 2009. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Option grant shall vest immediately.

          On June 1, 2006, an additional grant Restricted Stock and Options was made under the 2000 Plan to Mr. Robertson (20,000 shares and 10,000 Options) as a result of Mr. Robertson’s promotion to Executive Vice President, Operations. The value of the Restricted Stock granted to Mr. Robertson set forth in the table above is based on the closing stock price on the NYSE of the Common Stock of $46.53 per share on June 1, 2006. The value of the Options granted to Mr. Robertson set forth in the table above is computed in accordance with the FAS 123R value on June 1, 2006. The shares of Restricted Stock and Options awarded vest as follows: 25% on January 5, 2007, 25% on January 5, 2008, 25% on January 5, 2009, and 25% on January 5, 2010. Upon the earliest to occur of a change in control of the Company or the death or disability of Mr. Robertson, any unvested portion of such Restricted Stock and Options grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

          On June 1, 2006, a grant of Restricted Stock was made under the 2000 Plan to Mr. DeFeo (200,000 shares). This grant of Restricted Stock would normally have been granted in 2005. However, due to the Company’s delay in timely filing its periodic reports with the SEC, the Company was unable to grant these shares of Restricted Stock until 2006. The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above is based on the closing stock price on the NYSE of the Common Stock of $46.53 per share on June 1, 2006. The shares of Restricted Stock awarded vest as follows: (i) 20,000 shares vested on June 13, 2006, because the Company exceeded certain pre-determined financial targets for 2005; (ii) 20,000 shares vested on March 31, 2007, because the Company exceeded the predetermined financial targets for 2006; (iii) 20,000 shares will vest on March 31, 2008, if the Company equals or exceeds certain pre-determined financial targets for 2007; (iv) 70,000 shares will vest on March 31, 2009, if the Company equals or exceeds certain pre-determined financial targets for 2005 through 2008 and (v) 70,000 shares will vest on March 31, 2009, if the Company equals or exceeds certain other pre-determined financial targets for 2006 through 2008. See the “Compensation Discussion & Analysis” section above for a detailed description of the performance measures used in this grant of Restricted

Stock. Upon the earliest to occur of a change in control of the Company or the death or disability of Mr. DeFeo, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

          On November 1, 2006, grants of Restricted Stock with performance based criteria (“Performance Shares”) were made under the 2000 Plan to Mr. DeFeo (107,871 shares), Mr. Widman (19,613 shares), Mr. Robertson (13,075 shares), Mr. Cohen (12,422 shares) and Mr. Henry (12,422 shares). The value of the Performance Shares granted to such Named Executive Officers set forth in the table above is based on the closing stock price on the NYSE of the Common Stock of $58.45 per share on December 13, 2006, the date that the performance measure was fixed by the Committee. With respect to each grant of Performance Shares made to a Named Executive Officer on November 1, 2006, the Performance Shares awarded vest if the Company achieves a targeted percentage ROIC for the five consecutive calendar quarter period ending December 31, 2007. If this target is achieved, 25% of this grant will vest as soon as practicable after the Terex financial statements for 2007 are completed and filed, and 25% will vest on each of December 31, 2008, December 31, 2009, and December 31, 2010. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentage ROIC measurement. See the “Compensation Discussion & Analysis” section above for a detailed description of the performance measures used in this grant of Restricted Stock. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Performance Shares grant shall vest immediately. Dividends, if any, are paid on Performance Shares at the same rate as paid to all stockholders.

          In addition, on November 1, 2006, grants of Restricted Stock were made under the 2000 Plan to Mr. DeFeo (29,299 shares), Mr. Widman (15,981 shares), Mr. Robertson (10,654 shares), Mr. Cohen (10,121 shares) and Mr. Henry (10,121 shares). The value of the Restricted Stock granted to such Named Executive Officers set forth in the table above is based on the closing stock price on the NYSE of the Common Stock of $51.91 per share on November 1, 2006. With respect to each grant of Restricted Stock made to a Named Executive Officer on November 1, 2006, the shares of Restricted Stock awarded vest as follows: 25% on September 1, 2007; 25% on September 1, 2008; 25% on September 1, 2009; and 25% on September 1, 2010. Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such Restricted Stock grant shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

          Mr. DeFeo is the only executive officer of the Company who is a party to an employment agreement with the Company. Pursuant to an Employment and Compensation Agreement between Mr. DeFeo and the Company, dated as of July 1, 2005 (the “DeFeo Agreement”), the term of Mr. DeFeo’s employment agreement extends through December 31, 2012.

          Under the DeFeo Agreement, Mr. DeFeo received an initial annual base salary of $850,000, subject to increase by the Board, as well as annual bonuses and long-term incentive compensation during his term of employment in accordance with any plan or plans established by the Company. The Company also agrees to use its best efforts to have Mr. DeFeo elected as a member of the Board and, consistent with generally accepted best corporate governance standards, Chairman of the Board during the term of the DeFeo Agreement. For additional information regarding Mr. DeFeo’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

          The Company’s other executive officers are strictly at will employees. Each of the Company’s executive officers, including Mr. DeFeo, have their compensation reviewed on an annual basis.

Outstanding Equity Awards at Fiscal Year-End

          The table below summarizes the amount of unexercised stock options, Restricted Stock that has not vested and equity incentive plan awards that have not yet vested for each of the Named Executive Officers as of the end of 2006.

	Option Awards					Stock Awards
Name	Number	Number of	Equity	Option	Option	Number of	Market	Equity	Equity
	of	Securities	Incentive	Exercise	Expiration	Shares or	Value of	Incentive	Incentive
	Securities	Underlying	Plan Awards:	Price	Date	Units of	Shares or	Plan	Plan
	Underlying	Unexercised	Number of	($)		Stock That	Units of	Awards:	Awards:
	Unexercised	Options	Securities			Have Not	Stock That	Number of	Market or
	Options	(#)	Underlying			Vested	Have Not	Unearned	Payout
	(#)	Unexercisable	Unexercised			(#)	Vested	Shares,	Value of
	Exercisable		Unearned				($) (1)	Units or	Unearned
			Options					Other	Shares,
			(#)					Rights That	Units or
								Have Not	Other
								Vested	Rights That
								(#)	Have Not
									Vested
									($) (1)
Ronald M.	166,220			$8.40	4/5/2011
DeFeo
	150,000			$11.18	3/19/2012
	75,000	25,000 (2)		$5.59	3/13/2013
	40,000	40,000 (3)		$16.35	5/7/2014
						20,000 (4)	$1,291,600
								180,000 (5)	$11,624,400
						29,299 (6)	$1,892,129
								107,871 (7)	$6,966,309
Phillip C.	30,000			$10.05	9/17/2012
Widman
		7,500 (8)		$5.66	2/7/2013
	6,000	6,000 (9)		$17.35	3/11/2014
	2,500	7,500 (10)		$45.75	6/1/2016
						5,000 (11)	$322,900
						10,000 (12)	$645,800
						10,000 (13)	$645,800
						10,000 (14)	$645,800
						15,981 (6)	$1,032,053
								19,613 (7)	$1,266,608

	Option Awards					Stock Awards
Name	Number	Number of	Equity	Option	Option	Number of	Market	Equity	Equity
	of	Securities	Incentive	Exercise	Expiration	Shares or	Value of	Incentive	Incentive
	Securities	Underlying	Plan Awards:	Price	Date	Units of	Shares or	Plan	Plan
	Underlying	Unexercised	Number of	($)		Stock That	Units of	Awards:	Awards:
	Unexercised	Options	Securities			Have Not	Stock That	Number of	Market or
	Options	(#)	Underlying			Vested	Have Not	Unearned	Payout
	(#)	Unexercisable	Unexercised			(#)	Vested	Shares,	Value of
	Exercisable		Unearned				($) (1)	Units or	Unearned
			Options					Other	Shares,
			(#)					Rights That	Units or
								Have Not	Other
								Vested	Rights That
								(#)	Have Not
									Vested
									($) (1)
Colin		7,500 (8)		$5.66	2/7/2013
Robertson
		5,000 (9)		$17.35	3/11/2014
	2,500	7,500 (10)		$45.75	6/1/2016
		10,000 (15)		$45.75	6/1/2016
						5,000 (11)	$322,900
						7,500 (12)	$484,350
						20,000 (16)	$1,291,600
						10,000 (14)	$645,800
						10,654 (6)	$688,035
								13,075 (7)	$844,384
Eric I Cohen	4,250			$10.81	1/1/2008
	38,148			$8.40	4/5/2011
	8,000			$11.18	3/19/2012
	1,865	7,500 (8)		$5.66	2/7/2013
		5,000 (9)		$17.35	3/11/2014
	4,000	12,000 (10)		$45.75	6/1/2016
						5,000 (11)	$322,900
						7,500 (12)	$484,350
						16,000 (14)	$1,033,280
						10,121 (6)	$653,614
								12,422 (7)	$802,213

	Option Awards					Stock Awards
Name	Number	Number of	Equity	Option	Option	Number of	Market	Equity	Equity
	of	Securities	Incentive	Exercise	Expiration	Shares or	Value of	Incentive	Incentive
	Securities	Underlying	Plan Awards:	Price	Date	Units of	Shares or	Plan	Plan
	Underlying	Unexercised	Number of	($)		Stock That	Units of	Awards:	Awards:
	Unexercised	Options	Securities			Have Not	Stock That	Number of	Market or
	Options	(#)	Underlying			Vested	Have Not	Unearned	Payout
	(#)	Unexercisable	Unexercised			(#)	Vested	Shares,	Value of
	Exercisable		Unearned				($) (1)	Units or	Unearned
			Options					Other	Shares,
			(#)					Rights That	Units or
								Have Not	Other
								Vested	Rights That
								(#)	Have Not
									Vested
									($) (1)
Brian J.	18,000			$14.81	5/7/2008
Henry
	26,712			$8.40	4/5/2011
	32,000			$11.18	3/19/2012
	1,872	7,500 (8)		$5.66	2/7/2013
	5,000	5,000 (9)		$17.35	3/11/2014
	4,000	12,000 (10)		$45.75	6/1/2016
						5,000 (11)	$322,900
						8,000 (12)	$484,350
						16,000 (14)	$1,033,280
						10,121 (6)	$653,614
								12,422 (7)	$802,213

____________________

(1) Values based on the closing price of the Company’s Common Stock on the NYSE on December 31, 2006 of $64.58.

(2) The options vested on March 13, 2007.

(3) The options vest in equal increments on May 7, 2007 and May 7, 2008.

(4) The shares of Restricted Stock vest in equal increments on May 7, 2007 and May 7, 2008.

(5) The shares of Restricted Stock vest as follows: (i) 20,000 shares vested on March 31, 2007, because the Company exceeded certain pre-determined financial targets for 2006; (ii) 20,000 shares will vest on March 31, 2008, if the Company equals or exceeds certain pre-determined financial targets for 2007; (iii) 70,000 shares will vest on March 31, 2009, if the Company equals or exceeds certain pre-determined financial targets for 2005 through 2008; and (iv) 70,000 shares will vest on March 31, 2009, if the Company equals or exceeds certain other pre-determined financial targets for 2006 through 2008. See the “Compensation Discussion and Analysis” section above for more details on this restricted stock grant.

(6) The shares of Restricted Stock vest as follows: 25% on September 1, 2007; 25% on September 1, 2008; 25% on September 1, 2009; and 25% on September 1, 2010.

(7) The shares of Restricted Stock vest if the Company achieves a targeted percentage ROIC for the five consecutive calendar quarter period ending December 31, 2007. If this target is achieved, 25% of this grant will vest as soon as practicable after the Terex financial statements for 2007 are completed and filed, and 25% will vest on each of December 31, 2008, December 31, 2009, and December 31, 2010. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentage ROIC measurement.

(8) The options vested on February 7, 2007.

(9) The options vest in equal increments on March 11, 2007 and March 11, 2008.

(10) The options vest in equal increments on March 31, 2007, March 31, 2008 and March 31, 2009.

(11) The shares of Restricted Stock vested on February 7, 2007.

(12) The shares of Restricted Stock vest in equal increments on March 11, 2007 and March 11, 2008.

(13) The shares of Restricted Stock vest in equal increments on September 17, 2007 and September 17, 2008.

(14) The shares of Restricted Stock vest in full on March 31, 2010.

(15) The options vest in equal increments on January 5, 2007, January 5, 2008, January 5, 2009 and January 5, 2010.

(16) The shares of Restricted Stock vest in equal increments on January 5, 2007, January 5, 2008, January 5, 2009 and January 5, 2010.

Option Exercises and Stock Vested

          The table below summarizes the stock options exercised and each vesting of Restricted Stock during 2006 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired	($)	Acquired	($)
	on Exercise		on Vesting
	(#)		(#)
Ronald M. DeFeo	333,780	$12,662,550	37,500	$1,579,488
Phillip C. Widman	32,500	$1,360,937	25,000	$985,475
Colin Robertson	125,500	$5,408,888	10,750	$387,895
Eric I Cohen	107,237	$4,210,548	10,750	$387,895
Brian J. Henry	93,916	$3,974,415	11,000	$396,645

Pension Benefits

          The table below provides information with respect to each of the Company’s pension plans that provide for payments at, following, or in connection with the retirement of a Named Executive Officer.

Name	Plan Name	Number of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated	Fiscal Year
		(#)	Benefit	($)
			($)
Ronald M. DeFeo	Supplemental	15	$3,501,063	-0-
	Executive Retirement
	Plan
	Terex Corporation	1 (1)	$22,298	-0-
	Salaried Employees’
	Retirement Plan
Phillip C. Widman	Supplemental	4	$174,031	-0-
	Executive Retirement
	Plan
Colin Robertson	Supplemental	12	$489,159	-0-
	Executive Retirement
	Plan
	Terex Pension Scheme	12	$1,683,880	-0-
Eric I Cohen	Supplemental	9	$354,913	-0-
	Executive Retirement
	Plan
Brian J. Henry	Supplemental	16	$881,023	-0-
	Executive Retirement
	Plan

(1) Participation in the Terex Corporation Salaried Employees’ Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo, will be credited with service following such date.

          The Company adopted the SERP effective October 1, 2002. The SERP is intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. Participants in the SERP with fifteen or more years of eligible service are vested and entitled to annual pension benefits beginning at a normal retirement age (“NRA”) of 65 or when age plus years of service first equal 90 (the “Normal Retirement Benefit”). Participants in the SERP who are at least 55 years of age and vested but not yet eligible to receive the Normal Retirement Benefit may receive an early retirement benefit that is equal to the actuarial equivalent of the Normal Retirement Benefit.

          The compensation covered by the SERP is based on a participant’s final five-year average of annual salary and bonus. Prior to joining the Company, Mr. Cohen provided services as an outside advisor to the Company for approximately eight years. In recognition of these services, the Board determined that upon reaching 15 years of service, Mr. Cohen will be credited with an additional 4 years of service. Benefits are computed assuming an NRA of 65 or when age plus years of service first equal 90. Benefits accrue at 2% of average compensation per year of service, payable at the NRA, up to a maximum of 20 years of service. Benefits are payable monthly as a life annuity with 120 monthly payments guaranteed. Benefits are reduced by 50% for Social Security payments and 100% for any other Company-paid retirement benefits.

          Mr. DeFeo participates in the Terex Corporation Salaried Employees’ Retirement Plan, which was merged into the Terex Corporation Retirement Program for Salaried Employees on June 30, 2000 (the “Retirement Plan”). None of the other Named Executive Officers participate in the Retirement Plan. Participants in the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan for Mr. DeFeo are equal to the product of (i) the participant’s years of service (as defined in the Retirement Plan) and (ii) 1.08% of final average earnings (as defined in the Retirement Plan) plus 0.65% of such compensation in excess of amounts shown on the applicable Social Security Integration Table. There is no offset for primary Social Security. Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo, will be credited with service following such date. However, participants not currently fully vested will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo.

          Mr. Robertson has participated since 1994 in the Terex Pension Scheme (the “Pension Scheme”) maintained by Terex Equipment Limited (“TEL”), one of the Company's foreign subsidiaries located in Scotland. None of the other Named Executive Officers participate in the Pension Scheme. Contributions to the Pension Scheme are 10.5% of base salary from TEL and 5% of base salary from Mr. Robertson. At the normal retirement age of 65, Mr. Robertson’s projected pension would be approximately 35/60ths of his then base salary or of the average of his highest three consecutive years of salary in his last ten years of service with the Company, whichever is greater, less any retained benefits. Should the value of the accrued pension on retirement on or before age 65 exceed $2.9 million, then any benefits in excess of this value become taxable at a higher rate. At December 31, 2006, the projected pension benefit payable at normal retirement age to Mr. Robertson would be $343,000.

          See Note Q – “Retirement Plans and Other Benefits” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for a detailed description of the assumptions that the Company uses in determining the present value of the accumulated benefit.

Nonqualified Deferred Compensation

          The table below provides information with respect to the Company’s Deferred Compensation Plan, which was approved by the Board effective January 1, 1997 and by the stockholders of the Company pursuant to the NYSE rules on May 25, 2004, for the Named Executive Officers.

Name	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance
	Last FY	Last FY	FY	Distributions	at Last
	($)	($) (1)	($) (1)	($)	FYE
					($) (2)
Ronald M.	-0-	-0-	$7,479,866	$13,247,077	$13,835,508
DeFeo
Phillip C.	-0-	-0-	-0-	-0-	-0-
Widman
Colin	-0-	-0-	$104,925	-0-	$193,740
Robertson
Eric I Cohen	-0-	-0-	-0-	$628,393	-0-
Brian J. Henry	$94,043	$23,511	$1,030,147	$247,748	$2,053,835

_________________

(1) The amounts shown in the Registrant Contributions in Last FY column are included in the All Other Compensation column of the Summary Compensation table above. The amounts shown in the Aggregate Earnings in Last FY column include $262 for Mr. DeFeo and $226 for Mr. Henry, which amounts are included in the Summary Compensation Table above, as these earnings were above-market or preferential.

(2) Includes $2,895,000 for Mr. DeFeo, which amount was included in Summary Compensation Tables in previous years.

          Under the Deferred Compensation Plan, a Named Executive Officer may defer up to (i) 20% of his/her salary, (ii) 100% of his/her bonus and (iii) 100% of his/her vested restricted stock awards. The deferrals may be invested in Common Stock or in a bond index. The Company credits the deferrals in the bond index with an interest rate equal to a bond fund that mirrors an investment strategy in corporate bonds of companies rated Baa or higher. The rate of interest for 2006 was approximately 6% per annum. The Company makes a contribution of 25% of the Named Executive Officer’s salary and/or bonus that is invested in Common Stock. The Company does not make a contribution with respect to the deferral of any vested restricted stock awards or any deferrals into the bond index.

          The Named Executive Officers may receive payments under the Deferred Compensation Plan after their employment terminates, upon their death or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan). In addition, they may elect to receive all or a portion of their deferral, including the Company’s matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Furthermore, for deferrals made prior to December 31, 2004, if they elect to receive an accelerated distribution under the Deferred Compensation Plan, the Named Executive Officers shall (i) forfeit 10% of the amount of the distribution to the Company, (ii) forfeit any Company matching contribution that has not been in the plan for at least one year due to the accelerated distribution and (iii) be unable to make further deferrals into the plan for at least 12 months. In accordance with Section 409A of the Code, accelerated distributions are not allowed under the Deferred Compensation Plan for any deferrals made after December 31, 2004.

Potential Payments Upon Termination or Change in Control

          If Mr. DeFeo's employment with the Company is terminated for any reason, including for Cause (as such term is defined in the DeFeo Agreement), due to Mr. DeFeo's death or disability, or by Mr. DeFeo voluntarily, or if Mr. DeFeo elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo or his beneficiary is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) any deferred compensation then in effect, (ii) any other compensation or benefits that have vested through the date of termination or to which Mr. DeFeo may then be entitled, including long term incentive compensation awards, stock and stock option awards, and (iii) reimbursement of expenses incurred by Mr. DeFeo through the date of termination but not yet reimbursed. If Mr. DeFeo’s employment with the Company is terminated as the result of Mr. DeFeo’s death or disability, then Mr. DeFeo or his beneficiary would also be entitled to receive a prorated portion of his bonus for the fiscal year during which such termination occurs.

          If Mr. DeFeo's employment with the Company is terminated by the Company without Cause or by Mr. DeFeo for Good Reason (as such term is defined in the DeFeo Agreement), or if the Company elects not to extend the DeFeo Agreement at the end of its term, Mr. DeFeo is to receive, in addition to his salary, bonus and other compensation earned through the time of such termination, (i) two times his base salary, (ii) two times the average of his annual bonuses for the two calendar years preceding termination, (iii) a prorated portion of his bonus for the fiscal year during which such termination occurs, (iv) continuing insurance coverage for up to two years from termination, (v) immediate vesting of non-performance based unvested stock options and stock grants with a period of one year following termination to exercise his options, and (vi) continuation of all other benefits in effect at the time of termination for up to two years from termination. The cash portion of this payment is spread over a 13-month period following the date of termination, except if such termination occurs within 24 months following a Change in Control, in which event the cash portion is to be paid in a lump sum. In addition, if Mr. DeFeo’s employment is terminated by the Company without Cause or by Mr. DeFeo for Good Reason within 24 months following a Change in Control, Mr. DeFeo is entitled to (A) the greater of (1) the sum of (i), (ii) and (iii) above and (2) an amount equal to all compensation required to be paid to Mr. DeFeo for the balance of the term of the DeFeo Agreement, (B) the immediate vesting of any unvested performance stock options, stock grants, long term incentive compensation awards and other similar awards, with a period of one year following termination to exercise any such options and (C) any amounts payable under the SERP for the number of years of service achieved by Mr. DeFeo on the date of termination. The DeFeo Agreement also provides for additional payments to Mr. DeFeo in the event that any payments under the DeFeo Agreement are subject to excise tax under the Code, such that Mr. DeFeo retains an amount of such additional payments equal to the amount of such excise tax.

          The DeFeo Agreement requires Mr. DeFeo to keep certain information of the Company confidential during his employment and thereafter. The DeFeo Agreement also contains an agreement by Mr. DeFeo not to compete with the business of the Company during his term of employment with the Company and for a period of 18 months thereafter (24 months thereafter, if the date of Mr. DeFeo's termination is within 24 months following a Change in Control).

          The following table describes the potential payments upon termination or a change in control of the Company for Mr. DeFeo, the Company’s Chief Executive Officer, assuming that the triggering event took place on December 31, 2006 using the share price of Terex Common Stock as of that day (both as required by the Securities and Exchange Commission). However, a termination or change in control did not occur on December 31, 2006 and Mr. DeFeo was not terminated on that date. There can be no assurance that a termination or change in control would produce the same or similar results as those described if it occurs on any other date or at any other price.

Executive Benefits	Voluntary	Early or	Involuntary Not	For Cause	Involuntary Not For	Death	Disability
and Payments Upon	Termination	Normal	For Cause or	Termination	Cause or Good
Termination		Retirement	Good Reason		Reason Termination
			Termination		(CIC)
Base Salary	-0-	-0-	$1,800,000	-0-	$1,800,000	-0-	-0-
Annual Incentive	$2,353,000	$2,353,000	$5,003,000	$2,353,000	$5,003,000	$2,353,000	$2,353,000
Restricted Shares	-0-	-0-	$3,183,729	-0-	$3,183,729	$3,183,729	$3,183,729
(time-based)
Restricted Shares	-0-	-0-	-0-	-0-	$18,590,709	$18,590,709	$18,590,709
(performance-
based)
Stock Options	-0-	-0-	$3,403,950	-0-	$3,403,950	$3,403,950	$3,403,950
Benefits and	-0-	-0-	$300,000 (1)	-0-	$300,000 (1)	-0-	-0-
Perquisities
Retirement Plan	$18,300,000 (2)	$18,300,000 (2)	$18,300,000 (2)	$18,300,000 (2)	$18,300,000 (2)	$18,300,000 (2)	$18,300,000 (2)
Payments
Life Insurance	-0-	-0-	-0-	-0-	-0-	$11,700,000	-0-
Proceeds
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$2,480,000 (3)
Excise Tax	-0-	-0-	-0-	-0-	$8,800,000	-0-	-0-
Gross Up

(1) Reflects the estimated value of benefits and perquisites that Mr. DeFeo would be entitled to receive.

(2) Reflects the estimated value of Mr. DeFeo’s qualified and non-qualified retirement plans on December 31, 2006.

(3) Reflects the estimated value of all future payments that Mr. DeFeo would be entitled to receive under the Company’s disability program.

          Pursuant to the Executive Agreements, if an executive’s employment with the Company is terminated within six months of a Change in Control (as defined in the Executive Agreements) in anticipation of such Change in Control or within 24 months following a Change in Control, other than for Cause, by reason of death or Permanent Disability, or by the executive without Good Reason (each as defined in the Executive Agreements), the executive is to receive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination, and (iii) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the executive’s termination. The Executive Agreements also provide for additional payments to the executive in the event that any payments under the Executive Agreements are subject to excise tax under the Code, such that the executive retains an amount of such additional payments equal to the amount of such excise tax. In addition, the executive also will receive (a) immediate vesting of unvested stock options and stock grants, with a period of up to six months following termination to exercise such options, (b) immediate vesting of all unvested units granted under the 1999 LTIP for their maximum cumulative value, (c) continuing insurance coverage for 24 months from termination, (d) continuation of all other benefits in effect at the time of termination for 24 months from termination and (e) outplacement services for a period of at least 12 months from termination.

          In the event an executive’s employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (other than in connection with a Change in Control), the Company is to pay the executive (i) two times his base salary, (ii) two times his annual bonus for the last calendar year preceding termination and (iii) any accrued vacation pay. This is to be paid in 24 equal monthly payments. In such event, the executive would also have the right to exercise any stock options, long term incentive awards or similar awards for up to six months following termination, and would immediately vest in options and stock awards granted under the Company’s incentive plans that would vest in the 24 months following the date of termination. In addition, the Company would also provide continuing insurance coverage, continuation of all other benefits in effect at the time of termination for 24 months from termination and outplacement services for a period of at least 12 months from termination.

          As part of the Executive Agreements, the executives agree to keep confidential certain Company information and not to disparage the Company. In addition, Mr. Robertson agrees that, for a period of 18 months, and Mr. Widman agrees that, for a period of 12 months, following the date of termination (or 24 months for Mr. Robertson following such termination, if such termination is within 24 months following a Change in Control), the executive will not, without the prior written consent of the Company, directly or indirectly engage in or render any services to any Competitive Business (as such term is defined in the Executive Agreements) nor solicit, induce or entice any employee of the Company to leave the Company.

          Each Executive Agreement remains in effect until the earliest of: (i) termination of the executive’s employment prior to a Change in Control (other than termination in anticipation of a Change in Control) by the Company for Cause, by the executive for any reason other than Good Reason or by reason of the executive’s death or Permanent Disability; (ii) termination of the executive’s employment with the Company following a Change in Control, by reason of death or Permanent Disability, by the Company for Cause or by the executive for any reason other than Good Reason; or (iii) three years after the date of a Change in Control; however, each Executive Agreement terminates on March 31, 2008, if the executive is still in the employ of the Company at such time and a Change in Control has not yet occurred and is not reasonably expected to occur within six months thereafter.

          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Widman, assuming that the triggering event took place on December 31, 2006 using the share price of Terex Common Stock as of that day (both as required by the Securities and Exchange Commission). However, a termination or change in control did not occur on December 31, 2006 and Mr. Widman was not terminated on that date. There can be no assurance that a termination or change in control would produce the same or similar results as those described if it occurs on any other date or at any other price.

Executive	Voluntary	Early or Normal	Involuntary Not	For Cause	Involuntary Not For	Death	Disability
Benefits and	Termination	Retirement	For Cause or Good	Termination	Cause or Good
Payments Upon			Reason		Reason Termination
Termination			Termination		(CIC)
Base Salary	-0-	-0-	$832,000	-0-	$832,000	-0-	-0-
Annual	-0-	-0-	$861,000	-0-	$861,000	-0-	-0-
Incentive
Restricted	-0-	-0-	$2,130,559	-0-	$3,292,353	$3,292,353	$3,292,353
Shares (time-
based)
Restricted	-0-	-0-	$1,266,608	-0-	$1,266,608	$1,266,608	$1,266,608
Shares
(performance-
based)
Stock Options	-0-	-0-	$819,430	-0-	$866,505	$866,505	$866,505
Benefits and	-0-	-0-	$100,000 (1)	-0-	$100,000 (1)	-0-	-0-
Perquisities
Retirement Plan	$320,000 (2)	$320,000 (2)	$320,000 (2)	$320,000 (2)	$320,000 (2)	$320,000 (2)	$320,000 (2)
Payments
Life Insurance	-0-	-0-	-0-	-0-	-0-	$832,000	-0-
Proceeds
Disability	-0-	-0-	-0-	-0-	-0-	-0-	$2,590,000 (3)
Benefits
Excise Tax	-0-	-0-	-0-	-0-	$1,300,000	-0-	-0-
Gross Up

(1) Reflects the estimated value of benefits and perquisites that Mr. Widman would be entitled to receive.

(2) Reflects the estimated value of Mr. Widman’s qualified and non-qualified retirement plans on December 31, 2006.

(3) Reflects the estimated value of all future payments that Mr. Widman would be entitled to receive under the Company’s disability program.

          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Robertson, assuming that the triggering event took place on December 31, 2006 using the share price of Terex Common Stock as of that day (both as required by the Securities and Exchange Commission). However, a termination or change in control did not occur on December 31, 2006 and Mr. Robertson was not terminated on that date. There can be no assurance that a termination or change in control would produce the same or similar results as those described if it occurs on any other date or at any other price.

Executive Benefits	Voluntary	Early or	Involuntary Not	For Cause	Involuntary Not	Death	Disability
and Payments	Termination	Normal	For Cause or	Termination	For Cause or
Upon Termination		Retirement	Good Reason		Good Reason
			Termination		Termination
					(CIC)
Base Salary	-0-	-0-	$1,050,000	-0-	$1,050,000	-0-	-0-
Annual Incentive	-0-	-0-	$1,170,000	-0-	$1,170,000	-0-	-0-
Restricted Shares	-0-	-0-	$1,797,068	-0-	$3,432,685	$3,432,685	$3,432,685
(time-based)
Restricted Shares	-0-	-0-	$844,384	-0-	$844,384	$844,384	$844,384
(performance-
based)
Stock Options	-0-	-0-	$866,350	-0-	$1,007,575	$1,007,575	$1,007,575
Benefits and	-0-	-0-	$65,000 (1)	-0-	$65,000 (1)	-0-	-0-
Perquisities
Retirement Plan	$1,878,000 (2)	$1,878,000 (2)	$1,878,000 (2)	$1,878,000 (2)	$1,878,000 (2)	$1,878,000 (2)	$1,878,000 (2)
Payments
Life Insurance	-0-	-0-	-0-	-0-	-0-	$1,575,000	-0-
Proceeds
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$5,040,000 (3)

(1) Reflects the estimated value of benefits and perquisites that Mr. Robertson would be entitled to receive.

(2) Reflects the estimated value of Mr. Robertson’s qualified and non-qualified retirement plans on December 31, 2006.

(3) Reflects the estimated value of all future payments that Mr. Robertson would be entitled to receive under the Company’s disability program.

          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Cohen, assuming that the triggering event took place on December 31, 2006 using the share price of Terex Common Stock as of that day (both as required by the Securities and Exchange Commission). However, a termination or change in control did not occur on December 31, 2006 and Mr. Cohen was not terminated on that date. There can be no assurance that a termination or change in control would produce the same or similar results as those described if it occurs on any other date or at any other price.

Executive	Voluntary	Early or	Involuntary Not For	For Cause	Involuntary Not For	Death	Disability
Benefits and	Termination	Normal	Cause or Good	Termination	Cause or Good
Payments Upon		Retirement	Reason Termination		Reason Termination
Termination					(CIC)
Base Salary	-0-	-0-	$786,000	-0-	$786,000	-0-	-0-
Annual	-0-	-0-	$675,000	-0-	$675,000	-0-	-0-
Incentive
Restricted	-0-	-0-	$1,134,089	-0-	$2,494,144	$2,494,144	$2,494,144
Shares (time-
based)
Restricted	-0-	-0-	$802,213	-0-	$802,213	$802,213	$802,213
Shares
(performance-
based)
Stock Options	-0-	-0-	$828,690	-0-	$904,010	$904,010	$904,010
Benefits and	-0-	-0-	$112,000 (1)	-0-	$112,000 (1)	-0-	-0-
Perquisities
Retirement Plan	$600,000 (2)	$600,000 (2)	$600,000 (2)	$600,000 (2)	$600,000 (2)	$600,000 (2)	$600,000 (2)
Payments
Life Insurance	-0-	-0-	-0-	-0-	-0-	$742,000	-0-
Proceeds
Disability	-0-	-0-	-0-	-0-	-0-	-0-	$3,380,000 (3)
Benefits

(1) Reflects the estimated value of benefits and perquisites that Mr. Cohen would be entitled to receive.

(2) Reflects the estimated value of Mr. Cohen’s qualified and non-qualified retirement plans on December 31, 2006.

(3) Reflects the estimated value of all future payments that Mr. Cohen would be entitled to receive under the Company’s disability program.

          The following table describes the potential payments upon termination or a change in control of the Company for Mr. Henry, assuming that the triggering event took place on December 31, 2006 using the share price of Terex Common Stock as of that day (both as required by the Securities and Exchange Commission). However, a termination or change in control did not occur on December 31, 2006 and Mr. Henry was not terminated on that date. There can be no assurance that a termination or change in control would produce the same or similar results as those described if it occurs on any other date or at any other price.

Executive	Voluntary	Early or	Involuntary Not	For Cause	Involuntary Not For	Death	Disability
Benefits and	Termination	Normal	For Cause or	Termination	Cause or Good
Payments Upon		Retirement	Good Reason		Reason Termination
Termination			Termination		(CIC)
Base Salary	-0-	-0-	$718,000	-0-	$718,000	-0-	-0-
Annual	-0-	-0-	$657,000	-0-	$657,000	-0-	-0-
Incentive
Restricted	-0-	-0-	$1,166,379	-0-	$2,526,434	$2,526,434	$2,526,434
Shares (time-
based)
Restricted	-0-	-0-	$802,213	-0-	$802,213	$802,213	$802,213
Shares
(performance-
based)
Stock Options	-0-	-0-	$828,690	-0-	$904,010	$904,010	$904,010
Benefits and	-0-	-0-	$105,000 (1)	-0-	$105,000 (1)	-0-	-0-
Perquisities
Retirement Plan	$3,673,000 (2)	$3,673,000 (2)	$3,673,000 (2)	$3,673,000 (2)	$3,673,000 (2)	$3,673,000 (2)	$3,673,000 (2)
Payments
Life Insurance	-0-	-0-	-0-	-0-	-0-	$690,000	-0-
Proceeds
Disability	-0-	-0-	-0-	-0-	-0-	-0-	$2,940,000 (3)
Benefits

(1) Reflects the estimated value of benefits and perquisites that Mr. Henry would be entitled to receive.

(2) Reflects the estimated value of Mr. Henry’s qualified and non-qualified retirement plans on December 31, 2006.

(3) Reflects the estimated value of all future payments that Mr. Henry would be entitled to receive under the Company’s disability program.

DIRECTOR COMPENSATION

          The compensation program for outside directors is designed to encourage outside directors to receive a significant portion of their annual retainer for Board service in Common Stock, or in options for Common Stock, or both, to enable directors to defer receipt of their fees, and to satisfy the Company's Common Stock ownership objective for outside directors.

          The Company has established a Common Stock ownership objective for outside directors. Each director is expected to accumulate, over the director’s first four years of Board service, the number of shares of Common Stock that is equal in market value to two times the annual retainer for Board service ($300,000). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. To this end, each new director receives an award of shares of Common Stock having a market value of $25,000 on the date of the award. Each new director must defer receipt of this award under the Company’s Deferred Compensation Plan. If a director has not achieved the ownership objective, a director is expected to invest $75,000 per year in shares of Common Stock until the director has satisfied the ownership objective.

           Directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. For their service, outside directors receive an annual retainer, as described below. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

          In 2006, each outside director received the equivalent of $50,000 for service as a Board member (or a prorated amount if the director’s service began other than on the first day of the year). Each director could elect to receive this fee in (i) shares of Common Stock currently, (ii) options to purchase shares of Common Stock currently, (iii) cash (which may be deferred pursuant to the Company's Deferred Compensation Plan), or (iv) any combination of the three preceding alternatives. If a director elected to receive shares of Common Stock currently, then 40% of this amount is paid in cash to offset the tax liability related to such election. If a director elected to receive cash, this cash must have been deferred pursuant to the Company's Deferred Compensation Plan and invested in the Common Stock account, unless the director had already satisfied the Company's Common Stock ownership objective, in which case the cash could be received currently or deferred into an interest-bearing account in the Company's Deferred Compensation Plan.

          In addition, effective in 2006, each director received the equivalent of $60,000 in either (i) options to purchase shares of Common Stock currently or (ii) cash which must be deferred pursuant to the Company's Deferred Compensation Plan and invested in either the Common Stock account or the interest-bearing account (the “July 2006 Retainer”).

          Beginning in 2007, each outside director receives annually, on the first business day of each year, the equivalent of $150,000 for service as a Board member (or a prorated amount if a director’s service begins other than on the first day of the year). Each director will elect annually, for the particular year, to receive this fee in (i) shares of Common Stock currently, which may be deferred into the stock fund of the Company’s Deferred Compensation Plan, (ii) options to purchase shares of Common Stock currently, (iii) cash currently, (iv) cash deferred into the bond fund of the Company's Deferred Compensation Plan, or (v) any two of the four preceding alternatives in equal amounts. If a director elects to receive shares of Common Stock currently, then 40% of this amount is paid in cash to offset the tax liability related to such election.

          For purposes of calculating the number of shares of Common Stock into which any fixed sum translates, Common Stock is valued at its per share closing price on the NYSE on the day immediately preceding the grant date. For 2006, for purposes of calculating the number of options into which any fixed sum translates, each option to purchase a share is valued at 25% of the per share closing price of Common Stock on the NYSE on the day immediately preceding the grant of such option. For 2007, for purposes of calculating the number of options into which any fixed sum translates, each option to purchase a share is valued by dividing the amount of the annual retainer elected by each director to be received in options by the modified Black-Scholes value for each option, as calculated on the date of grant. The modified Black-Scholes value takes into account the design parameters of the options such as the term, termination and vesting provisions of the options. Options have an exercise price equal to the per share closing price of Common Stock on the NYSE on the day immediately preceding the grant of such option, vest immediately upon grant and have a ten-year term.

          In 2006, directors received a fee of $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended telephonically. Meeting fees were eliminated beginning in 2007. In addition, in 2006, each director who served as chairperson of a committee of the Board received an annual retainer of $10,000, payable in cash, and each director who served as a member of a committee (including any committee that the director chaired) received an annual retainer of $5,000, payable in cash. For a director whose service began other than on the first day of the year, any retainer was prorated. Directors could have elected to defer receipt of retainers for committee service into the Company’s Deferred Compensation Plan.

          In 2006, any Board or committee retainers that were deferred into the Common Stock account of the Deferred Compensation Plan received a matching 25% contribution from the Company in Common Stock. Board retainers and committee retainers (or portions of each) could also be deferred to an interest-bearing account under the Company's Deferred Compensation Plan and earn interest, which is compounded annually. The rate of interest for 2006 was approximately 6% per annum. Payment of any deferral (whether in Common Stock or cash) is deferred until the director’s termination of service or such earlier date as the director specifies when electing the applicable deferral. Beginning in 2007, board retainers and committee retainers (or portions of each) may only be deferred to an interest-bearing account under the Company's Deferred Compensation Plan and earn interest, which is compounded annually.

          Beginning in 2007, each director who serves on a committee of the Board will receive an annual committee retainer as set forth in the table below:

Committee Position	Committee Retainer

Lead Director, who is also the Chair of the	$40,000
Governance and Nominating Committee

Audit Committee Chair	$35,000

Compensation Committee Chair	$25,000

Audit Committee Member	$5,000

Compensation Committee Member	$3,000

Governance and Nominating Committee Member	$3,000

          The committee retainers listed above are payable in cash, and may be deferred into the bond fund of the Company’s Deferred Compensation Plan. For a director whose service begins other than on the first day of the year, any retainer is prorated.

          A director who leaves the Board in mid-year, for any reason, will retain any retainer payments already received. The Compensation Committee has discretion to authorize the payment of additional fees to any director under extraordinary circumstances.

          The compensation paid to the Company’s outside directors in 2006 is summarized in the following table:

Name	Fees	Stock	Option	Non-Equity	Change in	All Other	Total
	Earned or	Awards	Awards	Incentive Plan	Pension	Compensation	($)
	Paid in	($) (1)	($) (2) (3)	Compensation	Value and	($) (4)
	Cash			($)	Nonqualified
	($)				Deferred
					Compensation
					Earnings
G. Chris	$145,000	-0-	-0-	-0-	-0-	$36,250	$181,250
Andersen
Paula H. J.	$137,500	-0-	-0-	-0-	-0-	$27,500	$165,000
Cholmondeley
Don DeFosset	$145,333	-0-	-0-	-0-	-0-	$36,333	$181,666

William H. Fike	$144,500	-0-	-0-	-0-	-0-	$30,000	$174,500

Dr. Donald P.	$106,500	$45,110	-0-	-0-	-0-	$15,000	$166,610
Jacobs
David A. Sachs	$100,500	$90,220	$142,886	-0-	-0-	$25,125	$358,731

J. C. Watts, Jr.	$133,000	-0-	-0-	-0-	-0-	$27,500	$160,500

Helge H.	$45,500	$45,110	$114,105	-0-	-0-	-0-	$204,715
Wehmeier

(1) The grant date fair value of each stock award computed in accordance with FAS 123R is the following: Dr. Jacobs $45,110 (annual retainer paid on June 1, 2006); Mr. Sachs $90,220 (stock award granted on July 19, 2006); and Mr. Wehmeier $45,110 (annual retainer paid on June 1, 2006).

(2) The grant date fair value of each option award computed in accordance with FAS 123R is the following: Mr. Sachs $142,886 (annual retainer paid on June 1, 2006); and Mr. Wehmeier $114,105 (July 2006 retainer paid on August 1, 2006).

(3) As of December 31, 2006, the following directors had vested outstanding options in these amounts: Mr. Andersen 28,682; Mr. DeFosset 15,000; Dr. Jacobs 28,826; and Mr. Sachs 52,226.

(4) The amounts shown represent the 25% matching contribution from the Company in Common Stock for any Board or committee retainers or meeting fees that were deferred into the Common Stock account in the Company’s Deferred Compensation Plan.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

G. CHRIS ANDERSEN
DON DEFOSSET
WILLIAM H. FIKE
DAVID A. SACHS
J. C. WATTS, JR.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In 2005 and 2006, Mr. Widman received a housing allowance for seven months from the Company for an apartment that he rented in Westport, Connecticut, the site of the Company’s headquarters. In connection with this apartment rental, Mr. Widman paid the landlord a security deposit in the amount of six thousand dollars and was reimbursed by the Company for this deposit. Upon the conclusion of the lease, Mr. Widman received the return of the security deposit and subsequently repaid this money to the Company. It is possible that this arrangement could have constituted an inadvertent non-permissible extension of credit under Section 402 of the Sarbanes-Oxley Act of 2002, and, accordingly, the Company will no longer enter into arrangements of these types on behalf of executive officers of the Company.

          The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board’s fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. Pursuant to the terms of the written Audit Committee Charter, one of the responsibilities of the Audit Committee is to review related party transactions. See “Audit Committee Meetings and Responsibilities.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company’s outstanding equity securities, to file with the SEC initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 2006. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a) of the Exchange Act.

          To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2006, except for: a Form 4 for Colin Fox, reporting that he sold 3,000 shares of Common Stock, that was required to be filed by November 13, 2006 and was filed on November 17, 2006; a Form 4 for David A. Sachs, reporting that he sold 18,000 shares of Common Stock, that was required to be filed by November 20, 2006 and was filed on November 22, 2006; and Forms 4 for Ronald M. DeFeo, Phillip C. Widman, Brian J. Henry and Kevin A. Barr, reporting that each of them received five shares of Common Stock as a Company matching contribution pursuant to Terex’s Employee Stock Purchase Plan, that were required to be filed by May 3, 2006 and were filed on January 31, 2007.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006, with the management of the Company and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

          Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006 for filing with the SEC.

          The Audit Committee's responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

AUDIT COMMITTEE

PAULA H. J. CHOLMONDELEY
DON DEFOSSET
DR. DONALD P. JACOBS
DAVID A. SACHS
HELGE WEHMEIER

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company for 2006. The Board of Directors, at the recommendation of the Audit Committee, desires to continue the service of this firm for 2007. Accordingly, the Board of Directors recommends to the stockholders ratification of the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. If the stockholders do not approve PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors and the Audit Committee will reconsider this selection.

           Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees

          During the last two fiscal years ended December 31, 2006 and December 31, 2005, PricewaterhouseCoopers LLP charged the Company $8,829,000 and $7,920,000, respectively, for professional services rendered by such firm for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year. Audit fees for the fiscal years ended December 31, 2006 and December 31, 2005 include fees of $2,552,000 and $2,300,000 for professional services provided in connection with the assessment of the Company’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

          Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to various audit and attest services, due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards. The aggregate fees billed by PricewaterhouseCoopers LLP for such audit-related services for the fiscal years ended December 31, 2006 and December 31, 2005, were $882,000 and $516,000, respectively.

Tax Fees

          The aggregate fees billed for tax services provided by PricewaterhouseCoopers LLP in connection with tax compliance, tax consulting and tax planning services for the fiscal years ended December 31, 2006 and December 31, 2005, were $633,000 and $110,000, respectively.

All Other Fees

          The aggregate fees billed for services not included in the above services for the fiscal years ended December 31, 2006 and December 31, 2005, were $26,000 and $39,000, respectively and were primarily related to miscellaneous items, including foreign government filings.

          All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee’s pre-approval policies described in “Audit Committee Meetings and Responsibilities.”

The Board of Directors recommends that the stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007.

PROPOSAL 3: TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE, THE COMPANY IS AUTHORIZED TO ISSUE
TO 600,000,000 SHARES

          The Company currently has 150,000,000 authorized shares of Common Stock. As of March 16, 2007, 102,787,890 shares of Common Stock were issued and outstanding; 4,543,936 shares were reserved for issuance under the Company’s various compensatory plans; and 2,439,346 shares were held in treasury. Therefore, as of March 16, 2007, there were 40,228,828 shares of Common Stock which were not issued and outstanding, reserved for issuance or held in the Company’s treasury. Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has proposed a resolution which would authorize an additional 450,000,000 shares of Common Stock of the same class as is presently authorized. None of the Company’s shares will have preemptive rights.

          Although the Company has no present plans, agreements or understandings regarding the issuance of the additional shares of Common Stock proposed to be authorized, the Board of Directors believes that the adoption of the amendment is advisable because it will provide Terex with needed flexibility in connection with possible future stock splits, financing transactions, acquisitions of other companies or business properties, employee benefit plans and other corporate purposes.

          Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board may determine to be appropriate, without further authorization by the stockholders. While the issuance of additional shares of Common Stock may dilute the ownership interest of a person seeking to obtain control of the Company, and thus discourage a change in control of the Company by making it more difficult or costly, the Company is not aware of anyone seeking to accumulate Common Stock for such purpose and has no present intention of using any additional Common Stock to deter a change in control.

          Authorization of the proposed amendment, which will be presented at the Meeting in the form of the following resolution, will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting.

          “RESOLVED, that paragraph (a) of Article IV of the Company’s Restated Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows:

          (a) The aggregate number of shares which the corporation shall have the authority to issue is 650,000,000, consisting of (i) 600,000,000 shares designated as Common Stock, par value $.01 per share (“Common Stock”), and (ii) 50,000,000 shares designated as Preferred Stock, par value $.01 per share (“Preferred Stock”).”

The Board of Directors recommends that the stockholders vote FOR amendment of the Company’s Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock.

PROPOSAL 4: TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE TEREX
  CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

          Stockholders are being asked to approve an amendment and restatement of the Terex Corporation Employee Stock Purchase Plan (the “Stock Purchase Plan”), which will make the following principal changes: (i) eliminate the five (5) share Company matching contribution on the first $240 that a participant in the Stock Purchase Plan contributes annually; (ii) eliminate the ability of employees to make strategic purchases; (iii) increase the number of eligible participants in the Stock Purchase Plan; and (iv) extend the expiration date of the Stock Purchase Plan from March 11, 2014 to March 7, 2017. The Stock Purchase Plan was originally adopted by the Board on August 1, 1994 and approved by the stockholders of the Company pursuant to the rules of the NYSE on May 25, 2004.

          The purpose of the Stock Purchase Plan is to encourage and facilitate the purchase of shares of Common Stock (“Shares”) by employees and outside directors of the Company, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company’s future. The Stock Purchase Plan provides employees and outside directors the opportunity to purchase Shares and to receive additional Shares pursuant to a Company matching contribution based upon the amount of the participant’s contribution. The Stock Purchase Plan is not intended to qualify under Section 423 of the Code.

          The Board of Directors adopted the proposed amendment and restatement of the Stock Purchase Plan on March 7, 2007, subject to stockholder approval, and directed that the amendment and restatement of the Stock Purchase Plan be submitted to the stockholders of the Company for their approval. Approval of the amendment and restatement of the Stock Purchase Plan will require the affirmative vote of a majority of the Shares present in person or by proxy at the Meeting.

          The following summary of the material features of the Stock Purchase Plan is qualified in its entirety by the terms of the Stock Purchase Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

          Currently, most U.S. employees and all outside directors of the Company are eligible to participate in the Stock Purchase Plan. As of December 31, 2006, approximately 7,800 people were eligible to participate in the Stock Purchase Plan and 1,566 were participating in the Stock Purchase Plan. Under the terms of the proposed Stock Purchase Plan, in addition to the current participants, many international employees of the Company would become eligible to participate in the Stock Purchase Plan. This would have increased the number of people eligible to participate in the Stock Purchase Plan as of December 31, 2006 by approximately 6,500 people. Participants in the Stock Purchase Plan are the “ESPP Participants.”

ESPP Participant Contributions

          Currently, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction is used to purchase Shares on the open market on the day of such payroll deduction or as soon as administratively possible thereafter. In addition, any ESPP Participant may make strategic-timed purchases under the Plan, either in addition to or in lieu of any payroll-deducted purchases, at any time during the calendar year by purchasing Shares on the open market on a specific day that the ESPP Participant chooses through the plan custodian. The purchase price that is paid for each Share that is purchased under the plan is the price per share actually paid for the Shares.

          The minimum ESPP Participant contribution via payroll deduction is $20 per month and the minimum ESPP Participant strategic investment is $240, with a maximum total ESPP Participant contribution of $25,000 per year. An ESPP Participant is required to hold any Shares purchased through the Stock Purchase Plan for a minimum of six (6) months before the Shares may be sold.

          Under the terms of the proposed Stock Purchase Plan, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction will be credited to his or her account on the day of such payroll deduction or as soon as administratively possible thereafter. Once a month, at a predetermined date, the funds in each such account will be used to purchase Shares on the open market. In addition, only outside directors will be eligible to make strategic purchases under the Stock Purchase Plan. The minimum and maximum ESPP Participant contributions will not change.

Company Contributions

          Currently, the Company makes a contribution of five (5) Shares to each ESPP Participant who has purchases of $240 annually through the Stock Purchase Plan, either through payroll deductions or strategic purchases. For purchases through the Stock Purchase Plan totaling greater than $480, the Company makes an additional contribution of Shares equal to 15% of the ESPP Participant’s purchases above $480. The Company purchases Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan is the price per share actually paid for the Shares.

          Under the terms of the proposed Stock Purchase Plan, the Company shall make a contribution of Shares to each ESPP Participant equal to 15% of each Participant’s purchases of Shares through the Stock Purchase Plan. The Company will continue to purchase Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan will continue to be the price per share actually paid for the Shares.

          The Company pays for, and will continue to pay for, all front-end administration fees, including broker commission and recordkeeping fees, on purchases of Shares for the automatic payroll deduction and most front-end administration fees for purchases of Shares under the strategic investment option. If the ESPP Participant chooses to sell any portion of his or her Shares held in the plan, the ESPP Participant will incur a broker commission.

Administration

          The Stock Purchase Plan is administered by the Administrative Committee, a committee of at least three persons who are appointed by the Board. The Administrative Committee may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Stock Purchase Plan. The Administrative Committee’s determination as to any issue that arises with respect to the conduct or operation of the Stock Purchase Plan is final.

          The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Term, Termination and Amendment of the Stock Purchase Plan

          Currently, the Stock Purchase Plan is set to terminate on March 10, 2014. Under the terms of the proposed Stock Purchase Plan, the Stock Purchase Plan will terminate on March 7, 2017. The Company, through the Board, reserves the right to amend the Stock Purchase Plan at any time, subject to any required stockholder approval.

Company Contributions Under the Stock Purchase Plan

          Because benefits under the Stock Purchase Plan will depend on ESPP Participant elections and the fair market value of the Shares, it is not possible to determine the benefits that will be received if the amendment and restatement of the plan is approved by stockholders.

          During 2006, Company contributions were made under the Stock Purchase Plan as follows:

    Approximately 100 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these matching contributions, see “Executive Compensation – Summary Compensation Table – All Other Compensation.”

    Approximately 30 Shares were provided as matching contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.

    No Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.

    Approximately 16,400 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation

          The Board of Directors believes that the approval of the amendment and restatement of the Stock Purchase Plan is in the best interests of the Company and its stockholders because the Stock Purchase Plan as so amended will expand participation in the Stock Purchase Plan, make the plan easier to administer and better enable the Company to provide rational and competitive equity incentives to the ESPP Participants to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment and restatement of the Terex Corporation Employee Stock Purchase Plan.

OTHER BUSINESS

          The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

STOCKHOLDER PROPOSALS

          All proposals of stockholders intended to be included in the proxy statement to be presented at the 2008 Annual Meeting of Stockholders must be received at the Company’s offices at 200 Nyala Farm Road, Westport, Connecticut 06880, no later than December 5, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

          To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, the Bylaws of the Company generally provides that notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the date of the annual meeting. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the Company's 2008 annual meeting or to propose business for consideration at such meeting, notice must be given between February 15, 2008 and March 16, 2008. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

ANNUAL REPORT TO STOCKHOLDERS

          The Company's 2006 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the Company's financial statements for that fiscal year, as filed with the SEC, is being mailed to stockholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy solicitation materials. Stockholders may, without charge, obtain copies of the Company’s Annual Report on Form 10-K filed with the SEC. Requests for this report should be addressed to the Company’s Secretary.

STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By order of the Board of Directors,

Eric I Cohen
Secretary

April 3, 2007
Westport, Connecticut

Appendix A

TEREX CORPORATION

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF JULY 1, 2007)

TEREX CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.       ESTABLISHMENT.

          Terex Corporation, a Delaware corporation (hereinafter referred to as the “Company”), established an employee stock purchase plan on August 1, 1994, which has been amended from time to time. The Company is amending and restating in full the employee stock purchase plan (hereinafter referred to as the “Plan”), as set forth in this document.

SECTION 2.       DEFINITIONS.

          (a)           "Accumulation Period" means a one month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5(b).

          (b)           "Administrative Committee" means a committee of at least three (3) persons appointed by the Board, as described in Section 4. The Administrative Committee may appoint agent(s) as it deems necessary or appropriate to assist with the operation and administration of the Plan.

          (c)           "Board" means the Board of Directors of the Company, as constituted from time to time.

          (d)           "Code" means the Internal Revenue Code of 1986, as amended.

          (e)           "Company" means Terex Corporation, a Delaware corporation.

          (f)           “Election Form” has the meaning given in Section 5(b) below.

          (g)           "Eligible Team Member" means, for any Accumulation Period, any individual affiliated with a Participating Company who is selected by management of the Company. The foregoing notwithstanding, an individual shall not be considered an Eligible Team Member if (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her; or (ii) his or her employment has been classified as temporary by the Company. Any individual whom the Company determines is not an Eligible Team Member shall not be treated as an Eligible Team Member under the Plan solely because he or she has been classified or reclassified by any governmental entity as an employee of the Company. An individual who is selected to be an Eligible Team Member shall cease to be an Eligible Team Member upon being so notified by the Company.

          (h)           “Outside Director” means any individual who is actively serving as a member of the Board who is not also an Eligible Team Member.

          (i)           "Participant" means an Eligible Team Member or Outside Director who elects to participate in the Plan.

          (j)           "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

          (k)           "Plan" means this Terex Corporation Amended and Restated Employee Stock Purchase Plan, as it may be amended from time to time.

          (l)           "Plan Account" means the account established for each Participant pursuant to Section 10(a).

          (m)          “Purchase Date” means a date on which the Company purchases Stock for each Participant pursuant to this Plan, which date shall be on the business day that (i) is as close as administratively possible to the fifteenth day of the month following the end of an Accumulation Period or (ii) an Outside Director makes a Strategic Purchase.

          (n)           "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 6(b) or Section 10(b).

          (o)           "Stock" means the common stock of the Company, $0.01 par value.

          (p)           “Strategic Purchase” means open market purchases made by an Outside Director in the Company’s Stock pursuant to Section 6(b).

          (q)           "Subsidiary" means any corporation or any other entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power in one of the other entities in such chain.

SECTION 3.       PURPOSE OF THE PLAN.

          The purpose of the Plan is to provide Participants with a convenient means to acquire an equity interest in the Company either through payroll deductions for Eligible Team Members or through Strategic Purchases for Outside Directors, to enhance each Participant’s sense of participation in the affairs of the Company, and to provide an incentive for Participants to continue their affiliation with the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments, or replacements of such section).

SECTION 4.       ADMINISTRATION OF THE PLAN.

          (a)           Administrative Committee Composition. The Plan shall be administered by the Administrative Committee or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Administrative Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

          (b)           Administrative Committee Responsibilities. The Administrative Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrative Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. All questions of interpretation or application of the Plan shall be determined by the Administrative Committee and its decisions shall be final and binding upon all Participants. Members of the Administrative Committee shall receive no compensation for their services in connection with the administration of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

SECTION 5.       ENROLLMENT AND PARTICIPATION FOR ELIGIBLE TEAM MEMBERS.

          (a)          Accumulation Periods. While the Plan is in effect, twelve Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of each of the twelve calendar months comprising a calendar year, each commencing on the first day of a calendar month.

          (b)           Enrollment. Any individual who, on the day preceding the first day of an Accumulation Period, qualifies (or will qualify) as an Eligible Team Member may elect to become a Participant in the Plan for such Accumulation Period by executing a payroll deduction election form, third-party

2

administrator’s election form or other election form, as applicable, which forms may be completed electronically if available (“Election Form”).

          (c)           Duration of Participation. Once enrolled in the Plan, a Participant who is an Eligible Team Member shall continue to participate in the Plan until he or she ceases to be an Eligible Team Member, withdraws from the Plan under Section 8 or reaches the end of the Accumulation Period whose contributions were discontinued under Section 7(d) or Section 11. Such Participant is not required to file any additional payroll deduction election forms in order to continue participation in the Plan. A Participant who is an Eligible Team Member who discontinued contributions under Section 7(d) or withdrew from the Plan under Section 8 may again become a Participant, if he or she then is an Eligible Team Member, by following the procedure described in subsection (b) above. A Participant who is an Eligible Team Member whose contributions were discontinued automatically under Section 11 shall automatically resume participation at the beginning of the first Accumulation Period in the next calendar year, if he or she then is an Eligible Team Member.

          (d)           Applicable Accumulation Period. For purposes of this Plan the applicable Accumulation Period shall be determined as follows:

                      (i)            Once a Participant who is an Eligible Team Member is enrolled in the Plan for an Accumulation Period, such Accumulation Period shall continue to apply to him or her until the earliest of (A) the end of such Accumulation Period or (B) the end of his or her participation under subsection (c) above.

                      (ii)           When a Participant who is an Eligible Team Member reaches the end of an Accumulation Period (the “Current Accumulation Period”) but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Accumulation Period that commences immediately after the end of such Current Accumulation Period.

SECTION 6.       ENROLLMENT AND PARTICIPATION FOR OUTSIDE DIRECTORS

          (a)           Enrollment. While the Plan is in effect, an Outside Director who wishes to become a Participant in the Plan may do so by making a Strategic Purchase.

          (b)           Strategic Purchases. An Outside Director may make Strategic Purchases at any time during the calendar year, by purchasing shares of Stock through a Plan Account (as defined below). The Outside Director must notify the Administrative Committee of his or her intention to make a Strategic Purchase in advance and the Administrative Committee will facilitate such Strategic Purchase. The Purchase Price for each share of Stock purchased via a Strategic Purchase shall be the price per share actually paid on the open market for each such share of Stock. The Company shall make a contribution of Stock to the Outside Director equal to 15% of the number of shares of Stock purchased by the Outside Director as a Strategic Purchase through this Plan, which shares of Stock shall be purchased on the open market by the Company. Promptly following a Strategic Purchase, the number of shares of Stock purchased by the Outside Director shall be deposited into the Outside Director’s Plan Account established in the Outside Director’s name at a stock brokerage or other financial services firm designated by the Company. The Administrative Committee may determine that any fractional share, as calculated under this subsection (b), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

SECTION 7.       PARTICIPANT CONTRIBUTIONS.

          (a)           Frequency of Payroll Deductions and Strategic Purchases. A Participant who is an Eligible Team Member may purchase shares of Stock under the Plan solely by means of payroll deductions. A Participant who is an Outside Director may make Strategic Purchases at any time during the calendar year as described in Section 6(b). Payroll deductions, as designated by a Participant pursuant

3

to subsection (b) below, shall occur on each payday during participation in the Plan.

          (b)           Amount of Payroll Deductions and Strategic Purchases. An Eligible Team Member shall designate on the Election Form the portion of his or her compensation that he or she elects to have withheld for the purchase of Stock hereunder. Such portion may be (i) a whole percentage of the Eligible Team Member's compensation, but not less than 1% nor more than 15%, or (ii) a whole dollar amount of the Eligible Team Member's compensation, but not less than $20 per month or the appropriate non-U.S. currency equivalent. The minimum amount of a Strategic Purchase is $240.

          (c)           Changing Withholding Rate. A Participant who is an Eligible Team Member may increase or decrease the rate of payroll deductions by filing a new Election Form, in which case the new rate shall become effective for the next payroll period commencing more than 20 days after the payroll department’s receipt of the authorization and shall continue unless changed as described below. Such change in the rate of payroll deductions may be made at any time.

          (d)           Discontinuing Payroll Deductions. If a Participant who is an Eligible Team Member wishes to discontinue his or her contributions entirely, he or she may do so by filing a new Election Form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. A Participant who has discontinued making contributions may resume such contributions in the following calendar year by filing a new Election Form if he or she then is an Eligible Team Member.

SECTION 8.       WITHDRAWAL FROM THE PLAN.

          (a)           Withdrawal. Each Participant who is an Eligible Team Member may withdraw from an Accumulation Period under the Plan by filing a new Election Form. Such withdrawal may be elected at any time, and will be effective as soon as administratively practical.

          (b)           Return of Payroll Deductions. Upon withdrawal from the Plan, any accumulated payroll deductions shall be returned, without interest, to the withdrawn Eligible Team Member and his or her interest in the Plan shall terminate.

SECTION 9.       CHANGE IN EMPLOYMENT OR OUTSIDE DIRECTOR STATUS.

          For a Participant who is an Eligible Team Member, termination of a Participant’s employment for any reason, including retirement or death or the failure of a Participant to remain an Eligible Team Member, terminates his or her participation in the Plan immediately. In such event, any payroll deductions credited to the Participant’s Plan Account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For a Participant who is an Outside Director, termination of his or her status as an Outside Director for any reason, including retirement or death or the failure of a Participant to remain an Outside Director, terminates his or her participation in the Plan immediately.

SECTION 10.     PLAN ACCOUNTS AND PURCHASE OF SHARES.

          (a)           Plan Accounts. The Company shall establish an account, through a third party administrator, in the name of each Participant (a “Plan Account”). All payroll deductions made for an Eligible Team Member will be credited to his or her Plan Account under the Plan; no interest shall accrue on the payroll deductions. An Eligible Team Member may not make any separate cash payment into his or her payroll deduction Plan Account and payment for shares of Stock purchased under the Plan by any Eligible Team Member may not be made in any form other than by payroll deduction.

          (b)           Purchase Price. For Eligible Team Members, the Purchase Price for each share of Stock

4

purchased on a Purchase Date shall be the price per share actually paid on the open market for each such share of Stock.

          (c)           Matching Contributions. For Eligible Team Members, on each Purchase Date, the Company shall make a contribution of Stock to each Participant equal to 15% of the number of shares of Stock purchased on behalf of such Participant through this Plan, which shares of Stock shall be purchased on the open market by the Company.

          (d)           Number of Shares Purchased via Participant Contribution. For Participants who are Eligible Team Members, on each Purchase Date under an Accumulation Period, as long as the Plan remains in effect, the Company shall apply the funds then in each Participant’s Plan Account to the purchase of shares of Stock. As of each such Purchase Date, each such Participant shall purchase the number of shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 8; provided, however, that no Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased on the open market with the funds in the Participant's Plan Account. The Administrative Committee may determine with respect to all Participants that any fractional share, as calculated under this subsection (d), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

          (e)           Issuance of Stock. For Eligible Team Members, promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into the Participant’s Plan Account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

          (f)           Unused Cash Balances. For Eligible Team Members, any amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 11 shall be refunded to the Participant in cash, without interest.

          (g)           Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the Plan.

          (h)           Brokerage Account. To the extent legally enforceable, a Participant shall not be free to undertake a disposition (as such term is defined in Section 424(c) of the Code) of any shares of Stock acquired pursuant to the Plan at any time, whether by sale, exchange, gift, or other transfer of legal title until the Participant has held the Stock purchased under this Plan for a period of at least six (6) months.

SECTION 11.     DOLLAR LIMITATIONS ON STOCK PURCHASES.

          Notwithstanding anything to the contrary in this Plan, the maximum amount that a Participant may use to purchase shares of Stock (including Strategic Purchases) under this Plan in any calendar year is $25,000 or the appropriate non-U.S. currency equivalent.

SECTION 12.     RIGHTS NOT TRANSFERABLE.

          Neither payroll deductions credited to a Participant’s Plan Account nor any rights to receive shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the

5

Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

SECTION 13.     NO RIGHTS AS A TEAM MEMBER.

          Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to receive any benefits in the future under this Plan, to continue in the employ of a Participating Company, to be an Eligible Team Member or to serve as an Outside Director of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 14.     NO RIGHTS AS A STOCKHOLDER.

          A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 15.     NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Terex Corporation, Attn: Employee Stock Purchase Plan Administrator, 200 Nyala Farm Road, Westport, CT 06880, or as such other address as the Company, by notice to team members, may designate in writing from time to time.

SECTION 16.     STOCKHOLDER APPROVAL OF AMENDMENTS.

          Any required approval of the stockholders of the Company for an amendment to the Plan shall be obtained at a duly held stockholders’ meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the meeting; provided, however, that approval at a meeting may be obtained by a lesser degree of stockholder approval if the Committee determines, in its sole discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws.

SECTION 17.     DESIGNATION OF BENEFICIARY.

          (a)           Written Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, with respect to the Participant’s Plan Account in the event of such Participant’s death subsequent to the end of an Accumulation Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to a Purchase Date. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Participating Company.

          (b)           No Written Designation. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

6

SECTION 18.     APPLICABLE LAW.

          The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

SECTION 19.     TAX WITHHOLDING.

          The Company shall have the right to withhold from amounts otherwise payable to each Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

SECTION 20.     EFFECTIVE DATE; AMENDMENT OR TERMINATION OF PLAN.

          If approved by the stockholders of the Company, this Plan shall be effective on July 1, 2007 and the Plan shall continue until the earlier to occur of termination by the Board or March 7, 2017. The Board may at any time suspend or terminate the Plan. The Board may at any time amend the Plan, provided, however, no amendment shall be made without approval of the stockholders of the Company obtained in accordance with Section 16 hereof if such approval is required by an applicable law or regulation.

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7

ANNUAL MEETING OF STOCKHOLDERS OF

TEREX CORPORATION

___________________________________

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure that your shares are represented at the meeting by completing, signing and returning your proxy card below.

Please date, sign and mail your proxy card in the envelope
provided as soon as possible.

Please detach and mail in the envelope provided.

TEREX CORPORATION

2007 Annual Meeting

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Ronald M. DeFeo and Eric I Cohen, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders’ Meeting of Terex Corporation, to be held at 10:00 A.M., local time, on May 17, 2007, at the offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, and any adjournment or postponement thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

Address Changes:

(If you noted Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

200 NYALA FARM ROAD
WESTPORT, CT 06880

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Terex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terex Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TEREX CORPORATION
Vote on Directors

1.ELECTION OF DIRECTORS					To Withhold authority to vote for
		For	Withhold	For All	any individual nominee, mark
NOMINEES		All	For All	Except	“FOR ALL EXCEPT” and write
01) Ronald M. DeFeo	06) Dr. Donald P. Jacobs				the nominee’s name on the line below:
02) G. Chris Andersen	07) David A. Sachs
03) Paula H. J. Cholmondeley	08) Oren G. Shaffer
04) Don DeFosset	09) Helge H. Wehmeier	☐	☐	☐
05) William H. Fike

Vote on Proposals

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	☐	☐	☐

3. AMENDMENT OF TEREX CERTIFICATE OF INCORPORATION TO
INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	☐	☐	☐

4. APPROVAL OF AMENDMENT AND RESTATEMENT OF
TEREX EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

5. Upon such other business as may properly come before the meeting or any adjournments or postponements, hereby revoking any proxy heretofore given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at
right and indicate your new address on the reverse side. Please	☐
note that changes to the registered name(s) on the account may not be submitted via this method.
HOUSEHOLDING ELECTION – Please indicate if you		Yes	No
consent to receive certain future Investor communications
in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date